EXHIBIT 10.13













                            ASSET EXCHANGE AGREEMENT




                                  by and among




                       AMERICAN RADIO SYSTEMS CORPORATION


                      AMERICAN RADIO SYSTEMS LICENSE CORP.


                       ENTERTAINMENT COMMUNICATIONS, INC.


                                       and


                            ECI LICENSE COMPANY, L.P.














                               Dated July 18, 1997



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                            ASSET EXCHANGE AGREEMENT



                  THIS AGREEMENT made and entered into this 18th day of July, 1997, by and among AMERICAN RADIO SYSTEMS CORPORATION, a Delaware corporation (hereinafter "ARS"), AMERICAN RADIO SYSTEMS LICENSE CORP., a Delaware corporation (hereinafter "ARS License"), ENTERTAINMENT COMMUNICATIONS, INC., a Pennsylvania corporation (hereinafter "Entercom"), and ECI LICENSE COMPANY L.P., a Pennsylvania limited partnership (hereinafter "ECI").

                                    RECITALS

                  WHEREAS, Entercom and ECI have entered into an Asset Exchange Agreement dated as of March 12, 1997 by and among Bonneville International Corporation, Bonneville Holding Company, Group W Broadcasting, Inc. ("Westinghouse"), Entercom and ECI (the "Westinghouse Agreement"), pursuant to which Entercom and ECI have, among other things, acquired the Assets and the Authorizations used in connection with the operation of radio station KLOU(FM), St. Louis, Missouri; and

                  WHEREAS, Entercom is the sole general partner of ECI and owns a 99% interest therein; and

                  WHEREAS, ARS and ARS License have entered into an Asset Exchange Agreement dated as of June 19, 1997 (the "JACOR Agreement"), pursuant to which ARS and ARS License have, among other things, agreed to sell WMMX(FM), WTUE(FM), WONE(AM), Dayton, Ohio, WLQT(FM), Kettering-Dayton, Ohio, WBTT(FM), Englewood, Ohio and WXEG(FM), Beavercreek, Ohio (together, the "Relinquished Stations") and to acquire various assets including the Assets and the Authorizations used in connection with the operation of radio stations WDAF(AM), Kansas City, Missouri, and KUDL(FM), Kansas City, Kansas (the "Kansas City Stations"); and

                  WHEREAS, ARS desires to acquire the KLOU Property and ARS License desires to acquire the KLOU Authorizations in a like-kind exchange transaction; and

                  WHEREAS, Entercom desires to acquire the ARS Property and ECI desires to acquire the Kansas City Authorizations in a like-kind exchange transaction; and

                  WHEREAS, the parties have agreed, subject to the conditions set forth herein, that ARS and ARS License shall assign to a "qualified intermediary" (within the meaning of Treasury Regulation ss. 1.1031(k)-(1)(g)(4)) their rights under the JACOR Agreement to acquire the Kansas City Assets in exchange for the relinquishment of the Relinquished Stations and assign their rights to acquire the KLOU Assets hereunder to such qualified intermediary such that in the aggregate ARS effects the relinquishment of the Relinquished Stations and the ARS Cash Consideration in exchange for the KLOU Assets in a transaction that qualifies under Section 1031 of the Internal Revenue Code of 1986 as amended (the "Code"); and

         WHEREAS, the parties have also agreed, subject to the conditions set forth herein, that Entercom shall relinquish the KLOU Property in exchange for the Kansas City Property, and its allocable share (if any) of the ARS Cash Consideration, and ECI shall relinquish the KLOU

Authorizations in exchange for the Kansas City Authorizations, and its allocable share (if any) of the ARS Cash Consideration, in transactions that qualify under
Section 1031 of the Code.

                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the mutual promises herein contained and of the representations and warranties hereinafter set forth and for other good and valuable consideration, the parties, intending to be legally bound hereby, agree as follows:

                                    ARTICLE I

                                   DEFINITIONS


                  DEFINITIONS. As used in the Recitals and herein, the following terms shall have the following respective meanings:

                  "Adjustment Time" shall mean with respect to each Station, 12:01:00 a.m. current local time on the Closing Date in each of the respective markets where the Stations are located.

                  "Affiliate" shall mean, with respect to any person or entity, a person or entity controlling, controlled by or under common control with such person or entity.

                  "Agreement" shall mean this Asset Exchange Agreement.

                  "ARS" shall mean the corporation identified as such in the Preamble of this Agreement.

                  "ARS Assets" shall mean all the Assets relating to the Kansas City Stations.

                  "ARS Cash Consideration" shall mean the $7 million cash consideration to be paid by ARS and ARS License pursuant to Section 2.1.1 hereof.

                  "ARS License" shall mean the corporation identified as such in the Preamble of this Agreement.

                  "Assets" shall mean the Property and all of the Authorizations relating to the Station in question.

                  "Assignment  Applications" shall have the meaning set forth in
Section 7.1 hereof.

                  "Authorizations" shall mean all of the licenses, permits and authorizations granted by the Commission with respect to the operation of the Station in question and all


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applications for  Authorizations  for the Station in question pending before the
Commission once such applications have been granted by the Commission.

                  "Closing"   shall  mean  the  event  of  consummation  of  the
transactions contemplated by this Agreement as more fully described in Article VIII of this Agreement.

                  "Closing  Date" shall mean the date  specified  for Closing in
Section 8.1 hereof.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended, and the applicable regulations issued thereunder.

                  "Collateral Documents" shall mean the conveyancing documents required to vest in the acquiring party the Assets and Stations to be acquired by it and any agreement, certificate, contract, instrument, notice, opinion or other document required to be delivered or delivered pursuant to the provisions of this Agreement or any of the foregoing.

                  "Commission" shall mean the Federal Communications Commission.

                  "Contaminant" shall mean and include any pollutant, contaminant, hazardous material (as defined in any of the Environmental Laws), toxic substances (as defined in any of the Environmental Laws), asbestos or asbestos containing material, urea formaldehyde, polychlorinated biphenyls, regulated substances and wastes, radioactive materials, and petroleum or petroleum by-products, including crude oil or any fraction thereof, except that "Contaminant" shall not include small quantities of maintenance, cleaning and emergency generator fuel supplies customary for the operation of radio stations and maintained in compliance with all Environmental Laws in the Ordinary Course of Business.

                  "Contracts" shall mean all agreements, arrangements, commitments and undertakings, written or oral, expressed or implied, relating to the Station in question or any of them, or to the present or future operation of the Station in question except for any Leases, including without limitation, cash and trade contracts for broadcast advertising.

                  "Default" shall mean the material breach of a representation, warranty or covenant by a party hereto under this Agreement.

                  "ECI" shall mean the limited partnership identified as such in the Preamble of this Agreement.

                  "Entercom" shall mean the corporation identified as such in the Preamble of this Agreement.

                  "Environmental Laws" shall mean and include, but not be limited to, any applicable federal, state or local law, statute, charter, ordinance, rule or regulation or any governmental agency interpretation, policy or guidance, including without limitation applicable safety/environmental/health laws such as but not limited to the Resource Conservation and Recovery Act of 1976, Comprehensive Environmental Response Compensation and Liability


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Act, Federal Emergency  Planning and Community  Right-to-Know Law, the Clean Air
Act, the Clean Water Act, and the Toxic Substance Control Act, as any of the foregoing have been amended, and any permit, order, directive, court ruling or order or consent decree applicable to or affecting the Property or any other property (real or personal) used by or relating to the Station in question promulgated or issued pursuant to any Environmental Laws which pertains to, governs, or controls the generation, storage, remediation or removal of Contaminants or otherwise regulates the protection of health and the environment including, but not limited to, any of the following activities, whether on site or off site: (i) the emission, discharge, release, spilling or dumping of any Contaminant into the air, surface water, ground water, soil or substrata; or
(ii) the use, generation, processing, sale, recycling, treatment, handling, storage, disposal, transportation, labeling or any other management of any Contaminant.

                  "Environmental Liabilities and Costs" shall mean all Losses, whether direct or indirect, known or unknown, current or potential, past, present or future, imposed by, under or pursuant to Environmental Laws, or necessary to comply with the representations and warranties of a party hereunder (without regard to any knowledge qualifier contained therein), including, without limitation, all such Losses related to remedial actions, and all reasonable fees, disbursements and expenses of counsel, experts, personnel and consultants based on, arising out of or otherwise in respect of: (i) the ownership or operation of (x) a Station through the Closing Date by the party disposing of such Station hereunder or any of its predecessors or Affiliates or
(y) any other assets, equipment or facilities owned, leased or operated at any time by such party or any of its predecessors or Affiliates at any time; (ii) the environmental conditions on, under or above (x) the applicable Assets existing on the Closing Date or (y) any other assets, equipment or facilities owned, leased or operated at any time by such disposing party, or any of its predecessors or Affiliates; and (iii) expenditures necessary to cause any of the applicable Assets being disposed of hereunder to be in compliance with any and all requirements of Environmental Laws in the most cost efficient manner as of the Closing Date, including, without limitation, all environmental permits issued under or pursuant to such Environmental Laws, and reasonably necessary to make full economic use of the applicable Assets being disposed of hereunder.

                  "Final Order" shall mean an action by the Commission upon any application, including without limitation the Assignment Applications, for its consent, approval or authorization, which action has not been reversed, stayed, enjoined, set aside, annulled or suspended, and with respect to which action, no timely protest, petition to deny, petition for rehearing or reconsideration, judicial or administrative appeal or request for stay is pending, and as to which action the time for filing of any such protest, petition, judicial or administrative appeal or request and any period during which the Commission may reconsider or review on its own authority have expired.

                  "JACOR"  shall  mean  collectively   Citicasters  Co.,  Regent
Broadcasting of Kansas City, Inc. and Regent Licensee of Kansas City, Inc.

                  "JACOR Agreement" shall mean the Asset Exchange Agreement dated June 19, 1997 entered into by and among ARS, ARS License, Citicasters Co., Regent Broadcasting of Kansas City, Inc. and Regent Licensee of Kansas City, Inc., as amended from time to time.


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                  "JACOR  Closing"  shall mean the  closing of the  transactions contemplated by the JACOR Agreement.

                  "Kansas   City   Authorizations"   shall   mean   all  of  the
Authorizations relating to the Kansas City Stations.

                  "Kansas City Contracts" shall mean all of the Contracts relating to the Kansas City Stations.

                  "Kansas City Leases" shall mean all of the Leases relating to the Kansas City Stations.

                  "Kansas City Property" shall mean all of the Property relating to the Kansas City Stations.

                  "Kansas City Stations" shall mean: (i) the frequency modulation (FM) radio broadcast station licensed by the Commission to Kansas City, Kansas broadcasting on 98.1 Mhz and currently assigned the call letters KUDL ("KUDL"); (ii) the amplitude modulation (AM) radio broadcast station licensed by the Commission to Kansas City, Missouri broadcasting on 610 Khz and currently assigned the call letters WDAF ("WDAF").

                  "KLOU"  shall  mean  the  frequency   modulation   (FM)  radio
broadcast station licensed by the Commission to St. Louis, Missouri broadcasting on 103.3 Mhz and currently assigned the call letters KLOU.

                  "KLOU Assets" shall mean all of the Assets relating to KLOU.

                  "KLOU Authorizations" shall mean all of the Authorizations relating to KLOU.

                  "KLOU Contracts" shall mean all of the Contracts relating to KLOU.

                  "KLOU Leases" shall mean all of the Leases relating to KLOU.

                  "KLOU Property" shall mean all of the Property relating to KLOU.

                  "KLOU Studio Subleases" shall mean the sublease of studio and office space entered into by Westinghouse and Entercom, effective on May 30, 1997 and having a term through and including June 29, 1998.

                  "Leases" shall mean all agreements, arrangements or commitments and undertakings, written or oral, express or implied, for the use or occupation of any real or personal property used in the operation of the Station in question.

                  "Loss"  shall  have the  meaning  set forth in  Section  9.4.1 hereof.



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

                  "Ordinary Course of Business" shall mean the routine conduct of the business of the Station in question (excluding extraordinary, irregular or abnormal transactions) on a basis consistent with the regular practice of such Station since December 31, 1996.

                  "Permitted Encumbrances" shall mean: (i) encumbrances for taxes, assessments or governmental charges or levies which are not yet due and payable, or that, subject to adequate security for payment, are being contested;
(ii) easements, rights of way, or other encumbrances of record or disclosed in this Agreement that do not have a material adverse effect on the Assets or the operation of the Station in question; and (iii) encumbrances imposed by law, such as materialmen's, mechanic's, carrier's, workmen's or repairmen's liens or other similar encumbrances arising in the Ordinary Course of Business, securing obligations that are not overdue and that are not related to obligations for borrowed money.

                  "Property" shall mean all of the tangible and intangible property (other than the Authorizations), whether real, personal or mixed, and all rights and interests which are or were at any time since May 1, 1997 used, necessary, connected or associated with or related to the Station in question or the present or future operation of that Station including: (i) the assets and property listed in Schedules 4.1.4 and 4.2.4 hereto respectively as "Included Assets"; (ii) all of the rights, titles, and interests under the Leases and the Contracts relating to the Station in question; (iii) the call letters, copyrights, trademarks and other intellectual property associated with the Station in question; (iv) originals or, if unavailable, photocopies, of all files, records, studies, data, lists, filings, general accounting records, books of account, computer programs and software and logs, of every kind, relating to the operations or business of the Station in question; and (v) all of the disposing party's rights under manufacturers' and vendors' warranties relating to items included in the Assets of the Station in question; but excluding therefrom those assets listed on Schedules 4.1.4 and 4.2.4 hereto respectively as "Excluded Property."

                  "Required Consents" shall mean the consents of third parties to the Leases and Contracts that are required for the assignment thereof and that are identified on the Schedules hereto as "Material Leases (Contracts)-Consent to Assign Required."

                  "Station or Stations" shall mean KLOU and the Kansas City Stations, both individually or in the aggregate.

                  "Westinghouse" is defined in the preamble to this Agreement.

                  "Westinghouse Agreement" is defined in the preamble to this Agreement.

                                   ARTICLE II
                                 ASSET EXCHANGE


         2.1 TRANSFER OF ASSETS. Subject to the terms and conditions set forth in this Agreement, at the Closing:



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                  2.1.1 ARS and ARS  License  shall (i)  transfer,  assign,  and deliver or cause to be transferred, assigned and delivered to Entercom and ECI the ARS Assets free and clear of all liens and encumbrances other than Permitted Encumbrances, and Entercom and ECI shall acquire and receive same from ARS and ARS License; and (ii) deliver to Entercom and ECI cash in the amount of Seven Million Dollars ($7,000,000) (the "ARS Cash Consideration") and Entercom and ECI shall receive same from ARS and ARS License. The ARS Cash Consideration shall be paid by wire transfer of immediately available funds at Closing to the account designated by Entercom at or prior to Closing.

                  2.1.2 Entercom and ECI shall transfer, assign and deliver or cause to be transferred, assigned and delivered to ARS and ARS License the KLOU Assets free and clear of all liens and encumbrances other than Permitted
Encumbrances, and ARS and ARS License shall acquire and receive same from Entercom and ECI.

         2.2 ALLOCATION OF VALUES.

                  2.2.1 The fair market value of the ARS Assets and the KLOU Assets shall be determined and allocated on the basis of appraisals (the "Appraisals") prepared by Bond & Pecaro, whose fees and expenses shall be borne equally by ARS and Entercom. The parties shall direct Bond & Pecaro to deliver the Appraisals within 60 days from the execution hereof and to set forth in the Appraisals the fair market value of each asset included in the ARS Assets and the KLOU Assets.
                  2.2.2 Within 30 days of receipt of the Appraisals, the parties shall prepare a schedule (the "Section 1031 Schedule") that sets forth the "exchange groups" and "residual groups" (as each quoted term is defined by Treas. Reg. Section 1.1031(j)), together with each asset included in the ARS Assets and KLOU Assets that belongs to the relevant exchange group or residual group. The parties shall cooperate in good faith to resolve any issues relating to the Section 1031 Schedule in order to agree on a single, final Section 1031 Schedule.

                  2.2.3 Each party, as necessary, shall prepare IRS Form 8594 and IRS Form 8824 reflecting the fair market value of the Assets it transferred and received as determined in accordance with the above provisions and shall forward such form to the other parties within thirty (30) days after receipt of the Appraisals. Each party, as necessary, shall file with their respective federal income tax returns for the tax year in which the Closing occurs the IRS Form 8594 and IRS Form 8824 as prepared in accordance with the foregoing. Each party shall deliver to the other parties hereto a copy of the IRS Form 8594 and IRS Form 8824 as filed with their respective federal income tax return within thirty (30) days of the filing of such return. The parties hereto hereby covenant and agree with each other that they will not take a position on any income tax return that is in any way inconsistent with the terms of this Section 2.2.

                  2.2.4 Notwithstanding the foregoing, ARS and ARS License shall meet their obligations under this Section 2.2 with respect to the Kansas City Stations by exercising their


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rights under Section 2.2 of the JACOR  Agreement,  as such rights pertain to the
Kansas City Stations, for the benefit of Entercom and ECI as directed by Entercom and ECI.

         2.3 NON-ASSIGNABLE CONTRACTS.

                  2.3.1 Without limiting or otherwise affecting the rights of any party hereto, to the extent that any Contract or Lease to be assigned pursuant to this Agreement is not capable of being assigned without the consent, approval or waiver of a third person or entity, nothing in this Agreement will constitute an assignment or require the assignment thereof except to the extent provided in this Section 2.3.

                  2.3.2 To the extent that the consents, approvals and waivers referred to in Section 2.3.1 to the Contracts and Leases identified in the Schedules to this Agreement as "Material Contracts (Leases) - Consent to Assign Required" are required by such Contracts or Leases, the party seeking to assign such Contracts or Leases hereunder shall use its best efforts to obtain such consents, approvals and waivers prior to the Closing Date.

                  2.3.3 With respect to all other such consents, approvals and waivers, each party hereto shall use its best efforts to obtain all such consents, approvals and waivers prior to and, if the Closing occurs, after the Closing Date.

                                   ARTICLE III

                                   LIABILITIES


         3.1 ASSUMPTION OF LIABILITIES BY ARS AND ARS LICENSE. From and after the Closing Date, ARS and ARS License shall assume and pay, perform and discharge the following obligations and commitments relating to KLOU:

                  3.1.1 The liabilities and obligations arising with respect to events occurring after the Adjustment Time or accruing after the Adjustment Time with respect to the KLOU Leases that are specifically identified on Schedule
4.2.5 as being assumed by ARS;

                  3.1.2 The liabilities and obligations arising with respect to events occurring after the Adjustment Time or accruing after the Adjustment Time with respect to the KLOU Contracts that are specifically identified in Schedule
4.2.6 as being assumed by ARS and ARS License and such additional KLOU Contracts as are permitted to be entered into in accordance with Section 6.4 hereof;

                  3.1.3 The liabilities and obligations which arise with respect to events occurring after the Adjustment Time or which accrue after the Adjustment Time with respect to the KLOU Assets and the operation of KLOU; and



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



                  3.1.4 All taxes and assessments (other than income and franchise taxes of Entercom or ECI) that accrue on or, with respect to the KLOU Assets and the operation of KLOU, after the Adjustment Time.

         3.2 ASSUMPTION OF LIABILITIES BY ENTERCOM AND ECI. From and after the Closing Date, Entercom and ECI shall assume and pay, perform and discharge the following obligations and commitments relating to the Kansas City Stations:

                  3.2.1 The liabilities and obligations arising with respect to events occurring after the Adjustment Time or accruing after the Adjustment Time with respect to the Kansas City Leases that are specifically identified on
Schedule 4.1.5 as being assumed by Entercom;

                  3.2.2 The liabilities and obligations with respect to events occurring after the Adjustment Time or accruing after the Adjustment Time with respect to the Kansas City Contracts that are specifically identified on
Schedule 4.1.6 as being assumed by Entercom and such additional Kansas City Contracts as are permitted to be entered into in accordance with Section 6.2 hereof;

                  3.2.3 The liabilities and obligations which arise with respect to events occurring after the Adjustment Time or which accrue after the Adjustment Time with respect to the ARS Assets and the operation of the Kansas City Stations; and

                  3.2.4 All taxes and assessments (other than income and franchise taxes of ARS or ARS License) that accrue on or with respect to the ARS Assets and the operation of the Kansas City Stations after the Adjustment Time.

         3.3 ASSUMPTION OF EMPLOYEE OBLIGATIONS.

                  (a) For purposes of determining  the amount of any entitlement of any employee of Entercom at KLOU who is hired by ARS, on the one hand, and any employee of JACOR at the Kansas City Stations who is hired by Entercom, on the other hand (such employees referred to herein as the "Transferred Employees") to vacation leave, ARS and Entercom will take into account and credit such employee's length of service with the Station's current owner (plus, in the case of employees of Entercom and KLOU, such employee's length of service with Westinghouse at KLOU) as well as with the party acquiring such Station hereunder. With respect to any accrued but unused vacation to which any Transferred Employee is entitled under the vacation policy applicable to such employee prior to the date such employee is hired by ARS or Entercom, then such party, as the case may be, shall allow such employee to use such accrued vacation; provided, however, that ARS or Entercom may disallow such employee from taking such accrued vacation, provided, that ARS or Entercom, as the case may be, shall be liable for and pay in cash to each such employee an amount equal to such vacation time in accordance with the applicable vacation policy. Neither ARS nor Entercom will assume any obligations under any sick leave or severance policy of the other or JACOR, except for obligations set forth in the Contracts assumed or required to be assumed hereunder.



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



                  (b) No provisions of this Agreement shall create any third party beneficiary rights of any employee or former employee (including any beneficiary or dependent thereof) of Entercom, ARS or JACOR in respect of continued employment (or resumed employment) with Entercom or ARS or in respect of any other matter.

         3.4 OTHER LIABILITIES. Except as specifically assumed by the other parties pursuant to Section 3.1, 3.2 or 3.3 hereof, each party shall promptly and completely pay or discharge any and all taxes, assessments, accounts payable, commitments, agreements, undertakings, claims, debts, demands, obligations and liabilities incurred or made by them, or caused by, arising out of or resulting from any act or omission of its directors, officers, employees, agents, partners or independent contractors.

         3.5 LIMITATION. Except as specifically set forth in Section 3.1, 3.2 or 3.3, no party shall assume any liabilities, obligations or commitments of any other party.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES


         4.1 BY ARS AND ARS LICENSE. Notwithstanding anything in this Agreement to the contrary, the representations and warranties of each of ARS and ARS License in Sections 4.1.5 through 4.1.27 shall be deemed to be limited to the scope of the representations and warranties of JACOR to ARS and ARS License in the JACOR Agreement. Subject to the proceeding qualification, ARS and, to the extent indicated below, ARS License hereby represent and warrant that:

                  4.1.1 CORPORATE STANDING. ARS is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in the States of Missouri and Kansas. ARS License is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of ARS and ARS License has full power and authority to engage in the business in which it is presently engaged. ARS holds all of the issued and outstanding capital stock of ARS License.

                  4.1.2 AUTHORIZATION OF AGREEMENT; NO BREACH. Each of ARS and ARS License has the necessary corporate power and authority to execute, deliver and perform this Agreement, and such other agreements (including the Collateral Documents) as are necessary to consummate the transactions contemplated hereby, and, subject to the receipt of the consents and approvals required elsewhere herein, this Agreement constitutes the valid and binding obligation of each of ARS and ARS License enforceable against each of them in accordance with their respective terms, except as limited by bankruptcy and insolvency laws and by laws affecting the enforcement of creditors rights generally or equitable principles. Assuming said consents and approvals are obtained, neither such execution, delivery and performance nor compliance by any of ARS and ARS License with the terms and provisions of the Agreement will conflict with or result in a breach or violation of any of the terms, conditions or provisions of the Articles of Incorporation or By-Laws of any of ARS or ARS License or any judgment, order, injunction, decree, regulation or ruling of any court or any other governmental authority to which any of ARS or ARS License is subject or any material agreement or contract to which any of them is a party or to which it is subject, or constitute a material default thereunder.

                  4.1.3 QUALIFICATION. To the knowledge of ARS and ARS License, there are no facts relating to JACOR, ARS or ARS License which could reasonably be expected to cause Commission approval of the Assignment Applications relating to the transfer of KLOU or the Kansas City Stations to be denied or materially delayed or which could reasonably be expected to lead to the filing of a material objection to such Assignment Applications.

                  4.1.4 ARS PROPERTY. The Kansas City Property to be transferred hereunder, listed under the heading "Included Property" on Schedule 4.1.4 hereto, constitutes all of the material tangible and intangible property, whether real, personal or mixed, other than the Kansas City Leases and Kansas City Contracts, that are used in and are necessary for the present operation of the Kansas City Stations except for (i) property replaced in the Ordinary Course of Business and (ii) those assets specifically listed on Schedule 4.1.4 under the heading "Excluded Property."

                  4.1.5 KANSAS CITY LEASES. ARS has delivered to Entercom true and correct copies of all of the Kansas City Leases listed on Schedule 4.1.5. There are no other material Kansas City Leases for any items or interests of real or personal property or associated with the ARS Assets or the present or future operation of the Kansas City Stations other than those disclosed on
Schedule 4.1.5 hereto.

                  4.1.6 KANSAS CITY CONTRACTS. ARS has delivered to Entercom true and correct copies of all Kansas City Contracts listed on Schedule 4.1.6 hereto, except for Contracts for the sale or trade of broadcast advertising. There are no material Kansas City Contracts except the Contracts for the sale of broadcast advertising now in effect, written or oral, express or implied, which in any way affect the ARS Assets or the present or future operation of the Kansas City Stations other than those disclosed on Schedule 4.1.6 hereto.

                  4.1.7 INTELLECTUAL PROPERTY. Schedule 4.1.7 hereto lists all material trademarks and copyrights relating to the operations of the Kansas City Stations and the extent to which the same have been duly registered with Federal or State governmental agencies.

                  4.1.8 TITLE TO PROPERTY. Except for the Permitted Encumbrances and as disclosed on Schedule 4.1.8 hereto, ARS and ARS License at Closing will
(i) have good and marketable title to the real property owned by JACOR that comprises part of the Kansas City Property, (ii) have valid and subsisting leasehold interests in the Leases that comprise part of the Kansas City Property and (iii) own and have good and merchantable title to all material items of personal property that comprise part of the Kansas City Property. Except for Permitted Encumbrances and items disclosed on Schedule 4.1.8, none of the Kansas City Property is subject to any mortgage, conditional sale agreement, security interest, lease, lien, hypothecation, pledge, encumbrance, restriction, liability, charge, claim or imperfection of title that would materially adversely effect the continued use of the Kansas City Property. Except as otherwise provided on Schedule 4.1.8, all items disclosed on such Schedule shall be removed or satisfied by ARS or ARS License at or before Closing.

                  4.1.9 NO DEFAULTS. JACOR has complied in all material respects with all of the terms of the Kansas City Contracts and the Kansas City Leases and such Kansas City Contracts and Kansas City Leases are enforceable by JACOR, in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy and similar laws affecting the enforcement of creditors' rights and general equitable principles affecting the enforcement of equitable remedies, (including within said equitable remedies, without limitation, the remedy of specific performance). No event has occurred which with the passage of time or the giving of notice or both would constitute a material default by JACOR under the Kansas City Contracts. To the knowledge of ARS and ARS License, all other parties to the Kansas City Contracts and Kansas City Leases have complied in all material respects with the provisions thereof and no event has occurred which with the passage of time or the giving of notice or both would constitute a material default by any such other party thereunder. In addition, neither ARS nor ARS License (unless waived or consented to in writing by JACOR) is in material breach of or has defaulted under any of the terms of the JACOR Agreement.

                  4.1.10 AUTHORIZATIONS AND APPLICATIONS. All Authorizations necessary to the lawful operations of the Kansas City Stations as they are now conducted or proposed to be conducted on or prior to the Closing Date have been granted and issued by the Commission to JACOR and are listed on Schedule 4.1.10 attached hereto and are now in full force and effect. Prior to Closing, except as set forth on Schedule 4.1.10, ARS License will be entitled to have all Authorizations necessary to the lawful operations of the Kansas City Stations as they are now conducted or proposed to be conducted on or prior to the Closing Date to be granted and issued by the Commission to ARS License. There are no applications of ARS, ARS License or of JACOR relating to the Kansas City Stations pending with the Commission except as listed on such Schedule 4.1.10. Except as may be set forth on Schedule 4.1.10, JACOR has performed and complied in all material respects with all of the terms and conditions of the Kansas City Authorizations, the Communications Act and all applicable rules and regulations of the Commission. Except as listed on Schedule 4.1.10 no proceedings are pending or to the knowledge of ARS and ARS License threatened, which may result in the revocation, modification, non-renewal or suspension of any of the Kansas City Authorizations, the denial of any pending applications, the issuance of a cease and desist order, or the imposition of any other administrative or judicial sanction to which the Kansas City Stations or the ARS Assets are or may be subject. Except as set forth in Schedule 4.1.10, all ownership reports, renewal applications and other material reports and documents in respect of the Kansas City Stations required to be filed by ARS, ARS License and JACOR with the Commission have been filed, and all such reports, applications and documents are true and correct in all material respects. The Kansas City Stations are identified by their presently assigned call letters and are operated at their maximum authorized power and height on their assigned frequency. The public inspection files for the Kansas City Stations are in substantial compliance with the regulations of the Commission relating thereto.

                  4.1.11 PERMITS AND LICENSES. In addition to the Authorizations, ARS, and ARS License will be entitled to hold and JACOR at Closing will hold all other governmental permits and licenses necessary for the lawful operation of the Kansas City Stations as now conducted. At Closing, all terms, restrictions and requirements of such permits and licenses have been complied with in all material respects and none of ARS, ARS License or JACOR is in default of any of same in any material respect, except as set forth in Schedule 4.1.11.

                  4.1.12 COMPLIANCE WITH LAWS. Except as disclosed on Schedule 4.1.12, JACOR has complied in all material respects with all orders (to which JACOR is a party or is subject), and applicable laws, rules, and regulations of all federal, state and local authorities with respect to the ARS Assets and operation of the Kansas City Stations. ARS and ARS License are not in default with respect to or in violation of: (a) any judgment, order, injunction or decree to which ARS or ARS License is a party or is subject; or (b) any rule or regulation of any court, administrative agency or other governmental authority, in either case in any respect material to this transaction. All material reports, returns and other documents which relate in any way to the Kansas City Stations and which were filed by ARS or ARS License with any administrative agency or governmental authority are true, correct and complete in all material respects and to the knowledge of ARS and ARS License, all material report, returns and other documents which relate in any way to the Kansas City Stations and which were filed by JACOR with any governmental agency or governmental authority are true, correct and complete in all material respects.

                  4.1.13 LITIGATION AND CLAIMS.  Except as disclosed in Schedule
4.1.13 hereto and except for rulemaking proceedings applicable to radio broadcast stations generally, no litigation, proceeding or controversy is pending or to the knowledge of ARS and ARS License threatened, which might materially affect any of the ARS Assets, the right or power of JACOR, ARS or ARS License to transfer the same, the ownership, possession, use or resale of any of the ARS Assets, or the operation of the Kansas City Stations by Entercom or by any assignee of Entercom and neither ARS nor ARS License has knowledge of any facts that might give rise to any such litigation, proceeding, controversy or claim. No claim has been made or asserted against ARS, ARS License or, to the knowledge of ARS or ARS License, against JACOR, material to this transaction.

                  4.1.14 LABOR RELATIONS. In all respects material to this transaction, ARS, ARS License and JACOR have complied with all applicable laws, rules and regulations pertaining to the employment of labor, including those relating to wages, hours, collective bargaining, and the payment of or withholding of taxes, and each of ARS, ARS License and, to the knowledge of ARS and ARS License, JACOR has withheld all amounts required by law or agreement to be withheld from the wages or salaries of their employees and are not liable for any arrears of wages or any tax or withholding or any penalties or interest for failure to comply with any of the foregoing; and except as disclosed on Schedule 4.1.14, there are no collective bargaining agreements relating to the relationship between any employee of ARS, ARS License or JACOR employed at the Kansas City Stations. In addition, except as set forth on Schedule 4.1.14, ARS and ARS License have no knowledge of any union organizing activities in the one year period preceding the date of this Agreement involving or targeting any employees of ARS, ARS License or JACOR employed at the Kansas City Stations not already covered by a collective bargaining agreement.

                  4.1.15 EMPLOYMENT  CONTRACTS.  Except as disclosed on Schedule
4.1.15 hereto, there are no written contracts for the employment of any personnel relating to the Kansas City Stations and, except as provided by applicable law or in the Contracts disclosed on Schedule 4.1.15, all employees of ARS, or ARS License or JACOR employed at the Kansas City Stations are employed on an "at will" basis and may be terminated without cause at any time and with not more than thirty (30) days notice.

                  4.1.16 DAMAGE TO ASSETS. As of the date of the JACOR Agreement and to the knowledge of ARS and ARS License as of the date of this Agreement, none of the Kansas City Property has been materially and adversely affected in any way as a result of fire, explosion, earthquake, accident, fraud, rain, storm, drought, Act of God or public enemy or any other casualty, whether or not covered by insurance.

                  4.1.17   EMPLOYEE BENEFIT AND RETIREMENT PLANS.  Listed
on Schedule 4.1.17 (with a brief description thereof) are the "employee pension benefit plans" and "employee welfare benefit plans" (as defined respectively in Sections 3(2) and 3(l) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), which JACOR maintains on behalf of employees at the
Kansas City Stations. In all respects material to this transaction, all "employee pension benefit plans" and "employee welfare benefit plans" listed on
Schedule 4.1.17 hereto comply in all material respects with all applicable requirements of law and regulation including ERISA. None of ARS, ARS License or JACOR has incurred or reasonably expects to incur (either directly or indirectly, including as a result of any of the transactions contemplated hereby or any indemnification obligation) any liability (including, without limitation, withdrawal liability) that could become a liability of Entercom or ECI under or pursuant to Title I or IV of ERISA or the penalty, excise tax or joint and several liability provisions of the Code relating to employee benefit plans and no event, transaction or condition has occurred or exists which could result in any such liability. ARS, ARS License and JACOR have made all required contributions to all multiemployer plans within the meaning of Section 3(37) of ERISA.

                  4.1.18 EMPLOYEES. ARS and ARS License have provided to Entercom a listing of the name, salary or compensation, and job title of all employees employed at the Kansas City Stations, in each case as of June 30, 1997. Except as otherwise provided in Section 3.3 hereof, ARS, ARS License and JACOR shall be responsible for and pay to their employees all accrued or earned compensation and benefits of any kind, including without limitation severance, accrued vacation or other termination benefits which result from the employment with and termination thereof by ARS, ARS License or JACOR prior to the Closing.

                  4.1.19 TRADE OR BARTER. Schedule 4.1.19 sets forth a true, complete and accurate description (including obligations and liabilities remaining thereunder) of all contracts for the sale of broadcast advertising on a trade or barter basis that individually involve, or may involve, valued in accordance with U.S. generally accepted accounting procedures, more than $500 in obligations remaining thereunder as of the date of this Agreement in money, property or services or a remaining term in excess of two (2) months.

                  4.1.20 ENVIRONMENTAL COMPLIANCE, POLYCHLORINATED BIPHENYLS, ASBESTOS AND OTHER TOXIC OR HAZARDOUS SUBSTANCES. Except as disclosed on
Schedule 4.1.20, to the knowledge of ARS and ARS License, (a) none of the ARS Property contains (i) any friable asbestos, polychlorinated biphenals or any PCB contaminated oil; (ii) any Contaminants; or (iii) any underground storage tanks;
(b) no underground storage tank disclosed on Schedule 4.1.20 has leaked and has not been remediated or leaks and each such tank is in substantial compliance with all applicable Environmental Laws; and (c) all of the ARS Property is in substantial compliance with all applicable Environmental Laws.

                  4.1.21   FINANCIAL  AND  OTHER   INFORMATION.   All  financial
information  concerning  the ARS  Assets  provided  to  Entercom  and  listed on
Schedule 4.1.21 fairly present the financial condition of the Kansas City Stations as of the respective dates thereof and the results of operation of the Kansas City Stations for the respective period then ended. Except solely for the obligations and liabilities to be assumed by Entercom and ECI pursuant to
Section 3.2, there will, at the time of Closing, be no obligations or liabilities of any nature, whether accrued, absolute, contingent or otherwise, relating to ARS, ARS License, JACOR, the ARS Assets or the Kansas City Stations which could, after the Closing, result in any form of transferee liability against either Entercom or ECI or subject any of the ARS Assets or any of the Kansas City Stations to any lien or otherwise affect the full, free and unencumbered use of the ARS Assets and the ownership and operation of the Kansas City Stations by Entercom and ECI.

                  4.1.22 CONDITION OF EQUIPMENT. Transmission and studio equipment and other equipment (mechanical and electrical) included within the Kansas City Property, is, and will be as of the Closing Date, in a state of good repair and maintenance and is in good operating condition, normal wear and tear excepted, has been maintained in a manner consistent with generally accepted standards of good engineering practice and currently permits the Kansas City Stations to be operated in accordance with all current Commission requirements.

                  4.1.23   REAL PROPERTY.

                  (a) Schedule 4.1.23 contains a true and complete list of all owned and leased real property used in the operation of the Kansas City Stations. Except as disclosed on Schedule 4.1.23, there are no outstanding options or rights of first refusal to purchase or sublease such real property or any portion thereof or interest therein. The real property identified on
Schedule 4.1.23 has vehicular access to a road and is supplied with utilities and other services necessary for the operation of the Kansas City Stations. No real property other than that listed on Schedule 4.1.23 or listed on Schedule
4.1.4 pertaining to Excluded Property is used in, held for use in connection with or necessary for the conduct of, the operations of the Kansas City
Stations. The transmitting towers, related improvements, guy anchors of the transmitting towers, and the transmitter buildings used by JACOR in the operation of the Kansas City Stations are located entirely on such real property. Except as may be set forth on Schedule 4.1.23, the improvements of JACOR upon such real property and the current use and operation of such premises by JACOR conform in all material respects to all restrictive covenants, conditions, easements, building, subdivision and similar codes and federal, state and local laws, regulations, rules, orders and ordinances and none of ARS or JACOR has received any notice of any violation or claimed violation of any such restrictive covenant, condition or easement, or any building, subdivision or similar code, or any federal, state or local law, regulation, rule, order or ordinance which, either individually or in the aggregate, could have a material adverse effect on the assets of the Kansas City Stations. There is no pending or, to ARS's or ARS Licenses knowledge, threatened condemnation or other legal proceeding or action of any kind relating to such real property and/or title thereto. There are no latent structural, mechanical or other defects of material significance in the real property which could reasonably be expected to have a material adverse effect on the assets, business or financial condition of the Kansas City Stations. All improvements upon the real property identified on Schedule 4.1.23 are in good operating condition and repair, normal wear and tear excluded. ARS has no knowledge and has received no notice (i) of any pending, threatened, or contemplated action to take by eminent domain or otherwise to condemn any portion of the real property or interest therein or (ii) of any levied, threatened or proposed assessments for public improvements with respect to the real property.

                  (b) The ground system for WDAF is complete and contains the requisite number of ground radials. The ground system for WDAF is accessible and fully contained within real property that, as of the JACOR Closing, will be entitled to be owned by ARS and ARS License.

                  4.1.24 NO MATERIAL ADVERSE CONDITION. ARS and ARS License do not know of any undisclosed condition specifically applicable to the Kansas City Stations that exists on the date of this Agreement, including but not limited to, pending or threatened litigation, that is likely to have a material adverse effect on the ARS Assets or financial condition of the Kansas City Stations, other than (i) changes in the Ordinary Course of Business, (ii) general economic, business or financial conditions or trends, and (iii) conditions generally affecting radio stations.

                  4.1.25 PAYMENT OF TAXES. ARS, ARS License and JACOR have, and as of the Closing Date will have, paid and discharged all taxes, assessments, excises and other levies which are due which, if due and not paid, would interfere with Entercom's or ECI's enjoyment or use of the ARS Assets or result in a lien, charge or encumbrance thereon, excepting those taxes being contested in good faith and such taxes, assessments and other levies which will not be due until or after the Closing Date and which are either to be prorated between the parties pursuant to the provisions of Section 8.2 hereof, paid by JACOR or paid by ARS or ARS License pursuant to Section 6.1.7.

                  4.1.26 REQUIRED CONSENTS. The only approvals or consents of persons or entities not a party to this Agreement that are legally or contractually required to be obtained by ARS or ARS License in connection with the consummation of the transactions contemplated by this Agreement are those that are (i) set forth on Schedules 4.1.5 and 4.1.6 and (ii) those contemplated by Section 5.1.

                  4.1.27 MATERIAL STATEMENTS AND OMISSIONS; ABSENCE OF EVENTS. No representation or warranty made by ARS or ARS License contained in this

Agreement, any ARS or ARS License Schedule or any certificate, document or other instrument furnished or to be furnished by ARS or ARS License pursuant to the provisions hereof contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to make any statement contained herein or therein not misleading. Neither ARS nor ARS License is aware of any impending or contemplated event that would cause any of the representations and warranties made by it in this Article not to be true, correct and complete on the date of such event as if made on that date.

         4.2 BY ENTERCOM AND ECI. Entercom and, to the extent indicated below, ECI hereby represent and warrant that:

                  4.2.1 CORPORATE STANDING. Entercom is a corporation, duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and is qualified to do business in the Commonwealth of Pennsylvania and the States of Kansas and Missouri. ECI is a limited partnership formed in accordance with, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. Each of Entercom and ECI has full power and authority to engage in the business in which it is presently engaged. Entercom is the sole general partner of ECI and holds a ninety-nine percent (99%) interest in ECI.

                  4.2.2 AUTHORIZATION OF AGREEMENT; NO BREACH. Entercom has the necessary corporate power and authority, on behalf of itself and ECI, to execute, deliver and perform this Agreement and such other agreements (including the Collateral Documents) as are necessary to consummate the transactions contemplated hereby, and, subject to the receipt of the consents and approvals required elsewhere herein, this Agreement constitutes the valid and binding obligation of Entercom and ECI, enforceable against each of them in accordance with their terms, except as limited by bankruptcy and insolvency laws and by laws affecting the enforcement of creditors rights generally or equitable principles. Assuming said consents and approvals are obtained, neither such execution, delivery and performance nor compliance by Entercom and ECI with the terms and provisions of the Agreement will conflict with or result in a breach or violation of any of the terms, conditions or provisions of the Articles of Incorporation or Bylaws of Entercom, or the Limited Partnership Agreement of ECI, or any judgment, order, injunction, decree, regulation or ruling of any court or any other governmental authority to which Entercom or ECI is subject or any material agreement or contract to which Entercom or ECI is a party or to which it is subject, or constitute a material default thereunder.

                  4.2.3 QUALIFICATION. To Entercom's and ECI's knowledge, there are no facts relating to Entercom or ECI which could reasonably be expected to cause Commission approval of the Assignment Applications relating to the transfer of KLOU or the Kansas City Stations to be denied or materially delayed or which could reasonably be expected to lead to the filing of a material objection to such Assignment Applications.

                  4.2.4 KLOU PROPERTY. The KLOU Property to be transferred hereunder, listed under the heading "Included Property" on Schedule 4.2.4 hereto, constitutes all of the material tangible and intangible property, whether real, personal or mixed, other than the KLOU Leases and KLOU Contracts, used in the operation of KLOU except for (i) property replaced in the Ordinary Course of Business and (ii) those assets specifically listed on
Schedule 4.2.4 under the heading "Excluded Property."

                  4.2.5 KLOU LEASES. Entercom has delivered to ARS true and correct copies of all KLOU Leases listed on Schedule 4.2.5 hereto. There are no other material KLOU Leases for any items or interests of real or personal property or associated with the KLOU Assets or the present or future operation of KLOU other than those disclosed on Schedule 4.2.5 hereto.

                  4.2.6 KLOU CONTRACTS. Entercom has delivered to ARS true and correct copies of all KLOU Contracts listed on Schedule 4.2.6 hereto, except for Contracts for the sale or trade of broadcast advertising. There are no material KLOU Contracts except the Contracts for the sale or trade of broadcast advertising now in effect, written or oral, express or implied, which in any way affect the KLOU Assets or the present or future operation of KLOU other than those disclosed on Schedule 4.2.6 hereto.

                  4.2.7 INTELLECTUAL PROPERTY. Schedule 4.2.7 hereto lists all material trademarks and copyrights relating to the operation of KLOU and the extent to which the same have been duly registered with Federal or State governmental agencies.

                  4.2.8 TITLE TO PROPERTY. Except for the Permitted Encumbrances and as disclosed on Schedule 4.2.8 hereto, Entercom and ECI will (i) have good and marketable title to the real property that comprises part of the KLOU Property, (ii) have valid and subsisting leasehold interests in the leases that comprise part of the KLOU Property and (iii) own and have good and merchantable title to all material items of personal property that comprise part of the KLOU Property. Except for Permitted Encumbrances and items disclosed on Schedule 4.2.8, none of the KLOU Property is subject to any mortgage, conditional sale agreement, security interest, lease, lien, hypothecation, pledge, encumbrance, restriction, liability, charge, claim or imperfection of title that would materially adversely affect the continued use of the KLOU Property as currently used. Except as otherwise provided on Schedule 4.2.8, all items disclosed on such Schedule shall be removed or satisfied by Entercom at or before Closing.

                  4.2.9 NO DEFAULTS. Except as disclosed on Schedule 4.2.9, Entercom and ECI has complied in all material aspects with all of the terms of the KLOU Contracts and the KLOU Leases and such KLOU Contracts and KLOU Leases are enforceable by Entercom and ECI, as applicable, in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy and similar laws affecting the enforcement of creditors' rights and general equitable principles affecting the enforcement of equitable remedies (including within said equitable remedies without limitation the remedy of specific performance). No event has occurred which with the passage of time or the giving of notice or both would constitute a material default by Entercom or ECI under the KLOU Contracts. To the knowledge of Entercom and ECI, all other parties to the KLOU Contracts and KLOU Leases have complied in all material respects with the provisions thereof and no event has occurred which with the passage of time or the giving of notice or both would constitute a material default by any such other party thereunder.

                  4.2.10 AUTHORIZATIONS AND APPLICATIONS. All Authorizations necessary to the lawful operations of KLOU as it is now conducted or proposed to be conducted on or prior to the Closing Date have been granted and issued by the Commission to ECI, which is the authorized, legal holder of such Authorization. Such Authorizations are listed on Schedule 4.2.10 attached hereto and are now in full force and effect. There are no applications of Entercom or ECI relating to KLOU pending with the Commission except as listed on such Schedule 4.2.10. Entercom and ECI have performed and complied in all material respects with all of the terms and conditions of said KLOU Authorizations, the Communications Act and all applicable rules, regulations, requirements and policies of the Commission. Except as listed on Schedule 4.2.10, no proceedings are pending or, to the knowledge of Entercom or ECI, threatened which may result in the revocation, modification, non-renewal or suspension of any of said Authorizations, the denial of any pending applications, the issuance of a cease and desist order, or the imposition of any other administrative or judicial sanction to which KLOU or the KLOU Assets may be subject. All ownership reports, renewal applications and other material reports and documents in respect of KLOU required to be filed by Entercom or ECI with the Commission have been filed and all such reports, applications and documents are true and correct in all material respects. KLOU is identified by its presently assigned call letters and is operated at its authorized power and height on its assigned frequency. The public inspection file for KLOU is in substantial compliance with the regulations of the Commission relating thereto.

                  4.2.11 PERMITS AND LICENSES. In addition to the Authorizations, Entercom or ECI at Closing will hold all other governmental permits and licenses necessary for the lawful operation of KLOU. At Closing, all terms, restrictions and requirements of such permits and licenses have been complied with in all material respects and neither Entercom nor ECI will be in default of any of same in any material respect.

                  4.2.12 COMPLIANCE WITH LAWS. Except as disclosed on Schedule 4.2.12, Entercom and ECI have complied in all material respects with all orders (to which Entercom or ECI is a party or is subject), and applicable laws, rules, and regulations of all federal, state and local authorities with respect to the KLOU Assets and operation of KLOU. With respect to the operation of KLOU, Entercom and ECI are not in default with respect to or in violation of: (a) any judgment, order, injunction or decree to which Entercom is a party or is subject; or (b) any rule or regulation of any court, administrative agency or other governmental authority, in either case in any respect material to this transaction. All material reports, returns and other documents which relate in any way to the KLOU Assets and which were filed by Entercom with any administrative agency or governmental authority are true, correct and complete in all material respects.

                  4.2.13 LITIGATION AND CLAIMS.  Except as disclosed in Schedule
4.2.13 hereto and except for rulemaking proceedings applicable to radio broadcast stations generally, no litigation, proceeding or controversy is pending or, to the knowledge of any officer of Entercom and ECI, threatened which might affect any of the KLOU Assets, Entercom's or ECI's right or power to transfer the same, the ownership, possession, use or resale of any of the KLOU Assets, or the operation of the KLOU by ARS or by any assignee of ARS and there is no basis known to Entercom or ECI for any such litigation, proceeding, controversy or claim. No claim has been made or asserted against Entercom or ECI material to this transaction.

                  4.2.14 LABOR RELATIONS. In all respects material to this transaction, Entercom has complied with all applicable laws, rules and regulations pertaining to the employment of labor, including those relating to wages, hours, collective bargaining and the payment of or withholding of taxes, and Entercom and ECI with respect to the operation of KLOU, have withheld all amounts required by law or agreement to be withheld from the wages or salaries of their employees and are not liable for any arrears of wages or any tax or withholding or any penalties or interest for failure to comply with any of the foregoing; and except as disclosed on Schedule 4.2.14, there are no collective bargaining agreements relating to the relationship between any employee of KLOU and Entercom or ECI. In addition, Entercom and ECI have no knowledge of any union organizing activities in the one year period preceding the date of this Agreement involving or targeting any employees employed at KLOU not already covered by a collective bargaining agreement.

                  4.2.15   EMPLOYMENT CONTRACTS.  Except as disclosed on
Schedule 4.2.15 hereto, there are no written contracts for the employment of any personnel at KLOU and, except as provided by applicable law or in the Contracts disclosed on Schedule 4.2.15, all employees of Entercom or ECI employed at KLOU are employed on an "at will" basis and may be terminated in accordance with the procedures set forth on Schedule 4.2.15.

                  4.2.16 DAMAGE TO ASSETS. As of the date of this Agreement, none of the KLOU Property has been materially and adversely affected in any way as a result of fire, explosion, earthquake, accident, fraud, rain, storm, drought, Act of God or public enemy or any other casualty, whether or not covered by insurance.

                  4.2.17 EMPLOYEE BENEFIT AND RETIREMENT PLANS. Listed on Schedule 4.2.17 (with a brief description thereof) are the material "employee pension benefit plans" and "employee welfare benefit plans" (as defined respectively in Sections 3(2) and 3(l) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) which Entercom and ECI maintain on behalf of its employees employed at KLOU. In all respects material to this transaction, all "employee pension benefit plans" and "employee welfare benefit plans" listed on Schedule 4.2.17 hereto comply in all material respects with all applicable requirements of law and regulation including ERISA. Neither Entercom nor ECI has incurred or reasonably expects to incur (either directly or indirectly, including as a result of any of the transactions contemplated hereby or any indemnification obligation) any liability (including, without limitation, withdrawal liability) that could become a liability of Entercom or ECI under or pursuant to Title I or IV of ERISA or the penalty, excise tax or joint and several liability provisions of the Code relating to employee benefit plans and no event, transaction or condition has occurred or exists which could result in any such liability. Entercom and ECI have made all required contributions to all multiemployer plans within the meaning of Section 3(37) of ERISA.

                  4.2.18 EMPLOYEES. Entercom and ECI have provided to ARS a listing of the name, salary or compensation, and job title of all employees employed at KLOU as of June 30, 1997. Except as otherwise provided in Section
3.3 hereof, Entercom and ECI shall be
responsible for and pay to their employees all accrued and earned compensation and benefits of any kind, including without limitation, severance, accrued vacation or other termination benefits which result from the employment with and termination thereof by Entercom and ECI.

                  4.2.19 TRADE OR BARTER. Schedule 4.2.19 sets forth a true, complete and accurate description (including obligations and liabilities remaining thereunder) of all contracts for the sale of broadcast advertising on a trade or barter basis that individually involve, or may involve, valued in accordance with U.S. generally accepted accounting procedures, more than $500 in obligations remaining thereunder as of the date of this Agreement in money, property or services or a remaining term in excess of two (2) months.

                  4.2.20 ENVIRONMENTAL COMPLIANCE, POLYCHLORINATED BIPHENYLS, ASBESTOS AND OTHER TOXIC OR HAZARDOUS SUBSTANCES. Except as disclosed on
Schedule 4.2.20, and to the knowledge of Entercom and ECI (a) none of the Entercom Property contains (i) any friable asbestos, polychlorinated biphenals or any PCB contaminated oil; (ii) any Contaminants; or (iii) any underground storage tanks; (b) no underground storage tank disclosed on Schedule 4.1.20 has leaked and has not been remediated or leaks or has leaked and has not been remediated and each such tank is in substantial compliance with all applicable Environmental Laws; and (c) all of the Entercom Property is in substantial compliance with all applicable Environmental Laws.

                  4.2.21 FINANCIAL AND OTHER INFORMATION. All financial information concerning KLOU provided to ARS and listed on Schedule 4.2.21 fairly present the financial condition of KLOU as of the respective dates thereof and the results of operation of KLOU for the respective period then ended. Except solely for the obligations and liabilities to be assumed by ARS and ARS License pursuant to Section 3.1, there will, at the time of Closing, be no obligations or liabilities of any nature, whether accrued, absolute, contingent or otherwise, relating to Entercom, ECI or the KLOU Assets which could, after the Closing, result in any form of transferee liability against either ARS or ARS License or subject any of the KLOU Assets to any lien or otherwise affect the full, free and unencumbered use of the KLOU Assets and the ownership and operation of KLOU by ARS or ARS License.

                  4.2.22 CONDITION OF EQUIPMENT. All transmission and studio equipment and other equipment (mechanical and electrical) included within the KLOU Property, is, and will be as of the Closing Date, in a state of good repair and maintenance and is in good operating condition, normal wear and tear excepted, has been maintained in a manner consistent with generally accepted standards of good engineering practice and currently permits the Kansas City Stations to be operated in accordance with all current Commission requirements.

                  4.2.23 REAL PROPERTY. Schedule 4.2.23 contains a true and complete list of all owned and leased real property used in the operation of KLOU. There are no outstanding options or rights of first refusal to purchase or sublease such real property or any portion thereof or interest therein. The real property identified on Schedule 4.2.23 has vehicular access to a road and is supplied with utilities and other services necessary for the operation of that portion of the business of KLOU conducted there. No real property other than that listed on Schedule 4.2.23 or listed on Schedule 4.2.4 pertaining to Excluded Property, is used in, held for use in connection with or necessary for the conduct of, the business or operations of KLOU. The transmitting towers, related improvements, guy anchors of the transmitting towers, and the transmitter buildings used by Entercom in the operation of KLOU are located entirely on such real property. The improvements of Entercom upon such real property and the current use and operation of such premises by Entercom conform in all material respects to all restrictive covenants, conditions, easements, building, subdivision and similar codes and federal, state and local laws, regulations, rules, orders and ordinances and Entercom has not received any notice of any violation or claimed violation of any such restrictive covenant, condition or easement, or any building, subdivision or similar code, or any federal, state or local law, regulation, rule, order or ordinance which, either individually or in the aggregate, could have a material adverse effect on the assets, business or financial condition of KLOU. There is no pending or, to Entercom's or ECI's knowledge, threatened condemnation or other legal proceeding or action of any kind relating to such real property and/or title thereto. There are no latent structural, mechanical or other defects of material significance in the real property which could reasonably be expected to have a material adverse effect on the assets, business or financial condition of KLOU. All improvements upon the real property on Schedule 4.2.23 are in good operating condition and repair, normal wear and tear excluded. Entercom has no knowledge and has received no notice (i) of any pending, threatened, or contemplated action to take by eminent domain or otherwise to condemn any portion of the real property or interest therein, or (ii) of any levied, threatened or proposed assessments for public improvements with respect to the real property.

                  4.2.24 NO MATERIAL ADVERSE CONDITION. Entercom and ECI do not know of any undisclosed condition specifically applicable to KLOU that exists on the date of this Agreement, including but not limited to, pending or threatened litigation, that is likely to have a material adverse effect on the KLOU Assets or financial condition of KLOU, other than (i) changes in the Ordinary Course of Business, (ii) economic, business or financial conditions or trends, and (iii) conditions generally affecting radio stations.

                  4.2.25 PAYMENT OF TAXES. Entercom and ECI have, and as of the Closing Date will have, paid and discharged all taxes, assessments, excises and other levies which are due, including but not limited to any such taxes, assessments, excises and levies which, if due and not paid, would interfere with ARS's or ARS License's enjoyment or use of the KLOU Assets or result in a lien, charge or encumbrance thereon, excepting those taxes being contested in good faith and such taxes, assessments and other levies which will not be due until or after the Closing Date and which are either to be prorated between the parties pursuant to the provisions of Section 8.2 hereof or paid by Entercom or ECI pursuant to Section 6.3.6.

                  4.2.26 REQUIRED CONSENTS. The only approvals or consents of persons or entities not a party to this Agreement that are legally or contractually required to be obtained by Entercom or ECI in connection with the consummation of the transactions contemplated by this Agreement are those that are (i) set forth on Schedules 4.2.5 and 4.2.6 hereto and (ii) those contemplated by Section 5.1.

                  4.2.27 MATERIAL STATEMENTS AND OMISSIONS; ABSENCE OF EVENTS. No representation or warranty made by Entercom and ECI contained in this

Agreement, any Entercom or ECI Schedule or any certificate, document or other instrument furnished or to be furnished by Entercom or ECI pursuant to the provisions hereof contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to make any statement contained herein or therein not misleading. Neither Entercom or ECI is aware of any impending or contemplated event that would cause any of the representations and warranties made by it in this Article not to be true, correct and complete on the date of such event as if made on that date.

                                    ARTICLE V

                                   CONDITIONS


         5.1 COMMISSION CONSENT AND APPROVAL AND HSR ACT WAITING PERIOD. Performance of the obligations of the parties with respect to the Stations that each such party is transferring and/or acquiring under this Agreement and the Closing are and shall be subject to the occurrence and concurrence of the express condition precedent that the Commission has granted its consent and approval in writing to the assignment to the parties hereto of the respective Authorizations issued by the Commission for the Stations as contemplated hereby, such consent to be free of any material adverse condition, and such grants shall have become Final Orders and the waiting periods (as they may be extended) applicable to the transfer of the ARS Assets and the KLOU Assets under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") shall have expired or been earlier terminated.

         5.2 CONDITIONS OF ARS AND ARS LICENSE. Performance of the obligations of ARS and ARS License under this Agreement and the Closing of the transactions provided for herein are and shall be subject to the occurrence and concurrence of the express conditions precedent, any of which may be waived by ARS or ARS License that:

                  5.2.1 No order, decree or judgment of any court, agency or other governmental authority shall have been rendered against ARS or ARS License which would render it unlawful as of the Closing Date for ARS or ARS License to effect the transactions contemplated by this Agreement in accordance with its terms.

                  5.2.2 The representations and warranties of Entercom and ECI contained in Section 4.2 shall be true and correct at and as of the Closing Date as if made on and as of such date except for changes expressly permitted or contemplated by the terms of this Agreement and for such breaches of representations and warranties that, in the aggregate, will not have a material adverse effect on the KLOU Assets or the operation of KLOU (in each case, without taking into account any qualification as to the materiality or material adverse effect contained in such representations and warranties).

                  5.2.3 All of the terms, covenants and conditions to be complied with and performed by Entercom and ECI hereunder on or prior to the Closing Date shall have been complied with or performed except for such failures to comply that, in the aggregate, will not have a material adverse effect on the KLOU Assets or the operation of KLOU.

                  5.2.4 All Required Consents have been obtained from the other parties to the KLOU Leases and the KLOU Contracts identified on Schedules 4.2.5 and 4.2.6 respectively as "Material Leases (or Contracts)-Consent to Assign Required."

                  5.2.5 The conditions to closing the JACOR Agreement shall have been satisfied or waived, and the parties thereto shall be prepared to close the JACOR Agreement immediately.

         5.3 CONDITIONS OF ENTERCOM AND ECI. Performance of the obligations of Entercom and ECI under this Agreement and the Closing of the transactions provided for herein are and shall be subject to the occurrence and concurrence of the express conditions precedent, any of which may be waived by Entercom or ECI that:

                  5.3.1 No order, decree or judgment of any court, agency or other governmental authority shall have been rendered against Entercom or ECI which would render it unlawful as of the Closing Date for Entercom or ECI to effect the transactions contemplated by this Agreement in accordance with its terms.

                  5.3.2 The representations and warranties of each of ARS and ARS License contained in Section 4.1 shall be true and correct at and as of the Closing Date as if made on and as of such date except for changes expressly permitted or contemplated by the terms of this Agreement and for such breaches of representations and warranties that, in the aggregate, will not have a material adverse effect on the ARS Assets or the operation of the Kansas City Stations (in each case, without taking into account any qualification as to the materiality or material adverse effect and any qualifications to ARS's or ARS License's knowledge contained in such representations and warranties).

                  5.3.3 All of the terms, covenants and conditions to be complied with and performed by ARS and ARS License hereunder on or prior to the Closing Date shall have been complied with or performed except for such failures to comply that, in the aggregate, will not have a material adverse effect on the ARS Assets or the operation of the Kansas City Stations.

                  5.3.4 All Required Consents have been obtained from the other parties to the Kansas City Leases and the Kansas City Contracts identified on Schedules 4.1.5 and 4.1.6 respectively as "Material Leases (or Contracts)-Consent to Assign Required."

                                   ARTICLE VI

                   COVENANTS AND OPERATIONS PRIOR TO CLOSING.

         6.1 AFFIRMATIVE COVENANTS OF ARS and ARS LICENSE. During the period from the date of this Agreement to the Closing Date (unless a different period is specified), ARS and ARS License shall:

                  6.1.1 CONDUCT OF BUSINESS. During the period from the date of the JACOR Agreement to the Closing Date unless Entercom and ECI shall otherwise agree in writing, ARS and ARS License shall use their reasonable best efforts to cause JACOR to act in conformity with the JACOR Agreement and to cause JACOR to conduct the business of the Kansas City Stations in the Ordinary Course of Business in accordance with sound and prudent operating practices and all requirements of law and regulation, except such requirements of law and regulation which would not have a material adverse effect on the business and operations of such Stations, and, to the extent consistent with the foregoing, in the same manner in which the same have heretofore been conducted with the intent of preserving the ongoing operations and business of the Kansas City Stations.

                  6.1.2 ENTERCOM CONSENT AND REVIEW; NOTIFICATION OF CERTAIN MATTERS. Cooperate with Entercom in connection with its review, analysis and monitoring of the ARS Assets and the operations of the Kansas City Stations to the end that an efficient transfer of the ARS Assets may be made at Closing and the business of the Kansas City Stations may continue on an uninterrupted basis. Furthermore, ARS and ARS License shall obtain Entercom's consent prior to the exercise of any of ARS's or ARS License's rights under the JACOR Agreement as such rights pertain to the Kansas City Stations. In addition to providing information required hereunder or reasonably requested by the other parties hereto, ARS and ARS License agree promptly to notify the other parties of any unusual problems or developments of which ARS or ARS License becomes aware with respect to the ARS Assets or the business of the Kansas City Stations.

                  6.1.3 MATERIAL OPERATIONAL CHANGES. Consult with Entercom regarding any proposed material changes to the operation of any of the Kansas City Stations (during any period that ARS or its affiliates are entitled to own or operate such Kansas City Stations), to insure the continued operation of the Kansas City Stations as they are now operated and cooperate with Entercom to insure a smooth transfer of ownership and continuity of operations at Closing.

                  6.1.4 ENVIRONMENTAL ASSESSMENT. Allow Entercom to obtain, at its expense, Phase I Environmental Assessments of all or any of the ARS Property it is acquiring hereunder and any real property used by the Kansas City Stations in their operations or for which Entercom could be held responsible under any Environmental Laws. ARS shall use its reasonable best efforts to afford Entercom access to any ARS Property not then owned by ARS or its affiliates in order to conduct such Phase I Environmental Assessments. In the event such Phase I Environmental Assessments disclose any conditions contrary to the representations and warranties contained in Section 4.1.20, or any potential that such conditions may exist, then Entercom may conduct or have conducted at its expense additional testing to confirm or negate the existence of any such conditions. If any such Phase I Environmental Assessment or additional testing confirms the existence of any such conditions, ARS and ARS License will cause the conditions to be remedied to the extent required to comply with the representations and warranties set forth in Section 4.1.20 (without regard to any knowledge qualifier contained therein); provided, however, that such remedial action is not reasonably expected to cost in excess of $150,000. In the event that such remedial action is reasonably expected to cost in excess of $150,000, ARS and ARS License may elect not to take such remedial action, and, notwithstanding any other provision of this Agreement, ARS and ARS License shall have no further liability to Entercom and ECI for any environmental condition to the extent such condition is disclosed on
Schedule 4.1.20 or any Phase I Environmental Assessment or other testing conducted pursuant to this Section 6.1.4. In such event, Entercom and ECI may require ARS and ARS License to proceed to Closing and Entercom and ECI shall receive a proration at Closing in the amount of $150,000. Alternatively, Entercom and ECI may terminate this Agreement and ARS and ARS License shall have no liability to Entercom and ECI as a result of such termination. ARS has furnished to Entercom copies of any environmental reports of which ARS has knowledge of and were previously prepared for any of the ARS Property.

                  6.1.5 ARS STATION EMPLOYEES. Cooperate with Entercom in its efforts to employ after the Closing any of the current employees who are employed at the Kansas City Stations, including without limitation, allowing Entercom to meet privately with any such current employees. ARS and ARS License will not interfere with or attempt to undermine in any way, the efforts of Entercom to employ such employees after the Closing Date until Entercom has affirmatively notified ARS that it will not offer employment to any particular employee of the applicable Kansas City Stations.

                  6.1.6 TITLE REPORTS. Within thirty (30) days after the execution of this Agreement at its expense, (i) commission a qualified title company to prepare and provide to Entercom a preliminary title report with respect to each parcel of owned real property within the ARS Property (each, an "ARS Preliminary Title Report"), and ARS shall promptly provide a copy of each such ARS Preliminary Title Report to Entercom, together with complete copies of all documents relating to the title exceptions referred to in each such ARS Preliminary Title Report and (ii) commission a qualified surveyor to prepare and provide to Entercom a ALTA- ACSM (1992) Survey of each parcel of owned real property within the ARS Property (each, an "ARS Survey") depicting the location of all title exceptions. Entercom shall have the right to disapprove of any title exceptions (other than Permitted Encumbrances (whether or not disclosed in each ARS Preliminary Title Report)) which in Entercom's reasonable discretion, has a material adverse effect on the ARS Property or Entercom's intended use thereof, and Entercom shall notify ARS of any such disapproval within ten (10) days after receipt of each ARS Preliminary Title Report, as applicable, and each ARS Survey, as applicable, by Entercom. All title exceptions set forth in any ARS Preliminary Title Report and any supplemental reports or updates to any ARS Preliminary Title Report and not disapproved by Entercom within the time periods provided herein shall constitute Permitted Encumbrances. Prior to the Closing, ARS shall, at its expense, remove or cause to be removed, all disapproved exceptions (the "Disapproved Matters") or, in the alternative, obtain title insurance in a form satisfactory to Entercom insuring against the effect of such Disapproved Matters. If ARS is unable to remove or endorse over any such Disapproved Matters, or if ARS exercises its right not to remove one or more Disapproved Matters, Entercom may elect to (i) terminate this Agreement or (ii) waive such Disapproved Matters (such Disapproved Matters shall then be deemed to be permitted title exceptions), in which event Entercom shall receive a credit at the Closing in the amount equal to the reduction in value of such ARS Property resulting from such Disapproved Matters.

                  6.1.7 TAXES. Pay and discharge all taxes due after Closing accrued or accruing with respect to periods ending on or before the Closing Date to the extent such taxes could result in a lien or otherwise interfere with the use or enjoyment of the ARS Assets.

                  6.1.8 SCHEDULES. Within a period of thirty (30) days following the execution of this Agreement, use their best efforts to finalize all schedules referred to in Section 4.1 and shall use their best efforts thereafter to promptly supplement or amend the final schedules referred to herein with respect to any matter arising after the date of this Agreement that would have been required to make such schedules complete and accurate. Prior to the acceptance of final schedules or any modification of any schedule referred to in
Section 4.1 by ARS or ARS License pursuant to this Section 6.1.8, Entercom and ECI shall have the right to approve such schedule or modification, such approval not to be unreasonably withheld, conditioned or delayed. If Entercom disapproves of any final schedule or modification thereafter pursuant to this Section 6.1.8, any such schedule or proposed modification will not be accepted or permitted, as the case may be, except as thereafter agreed to by the parties. If the parties fail to agree in the exercise of reasonable good faith judgment on any such final schedule or proposed modification thereto, this agreement shall terminate and no party shall have any further liability to any other party hereunder in the case of disagreement over final schedule or, in the case of a schedule modification, Entercom may proceed to Closing and seek indemnification pursuant to Section 9.4 hereof.

                  6.1.9 INTENTION TO EMPLOY. Notify Entercom, at least eight (8) days prior to Closing as to which employees of Entercom who are employed at KLOU that ARS intends to hire.

                  6.1.10 BEST EFFORTS TO CLOSE JACOR AGREEMENT; ENFORCEMENT OF RIGHTS. ARS and ARS License shall use their reasonable best efforts to close the transactions contemplated by the JACOR Agreement in a timely fashion consistent with the terms of such agreement. ARS and ARS License shall enforce their rights to the fullest extent possible under the JACOR Agreement as they pertain to the Kansas City Stations, unless otherwise directed by Entercom; provided however that ARS and ARS License shall not invoke their rights to not close the JACOR Agreement under Section 6.3(f) thereof, with respect to any material adverse change relating to the Kansas City Stations without Entercom's prior written approval.

                  6.1.11 JACOR AGREEMENT NOTIFICATIONS. To the extent ARS or ARS License receives notifications from JACOR with respect to the Kansas City Stations under the JACOR Agreement or otherwise becomes aware of any breach of any representation, warranty, covenant or agreement in the JACOR Agreement or the failure to satisfy any condition in such agreement, in each case with respect to the Kansas City Stations, ARS and ARS License shall promptly notify Entercom, and thereafter enforce, perform or waive any provision of the

JACOR Agreement pertaining to the Kansas City Stations as requested by Entercom; provided that ARS and ARS License shall not be obligated to take any action at Entercom's request inconsistent with their rights and obligations under the JACOR Agreement.

         6.2 NEGATIVE COVENANTS OF ARS AND ARS LICENSE. Unless Entercom has given its consent in writing, which consent shall not be unreasonably withheld, ARS and ARS License shall not, directly or indirectly, during the period from the date hereof to the Closing Date:

                  6.2.1 KANSAS CITY LEASES AND CONTRACTS. Except as specifically provided in this Agreement, cancel, amend, modify adversely, assign, encumber or in any way discharge or terminate any of the Kansas City Leases or Kansas City Contracts.

                  6.2.2 AUTHORIZATIONS. By any act or omission, surrender, modify adversely, forfeit or fail to renew on regular terms any Authorizations for the Kansas City Stations or take or omit any action which might result in the Commission instituting any proceedings for the revocation, suspension or modification of any such Authorizations.

                  6.2.3 DISPOSE OF ASSETS. Except in the Ordinary Course of Business, sell or dispose of any of the ARS Assets; provided that any ARS Assets so disposed of in the Ordinary Course of Business are replaced with assets of like kind, quality and quantity.

                  6.2.4 LIENS. Suffer or permit the creation of any mortgage, conditional sale agreement, security interest, lease, lien, hypothecation, pledge, encumbrance, restriction, liability, charge, claim or imperfection of title on or with respect to any of the ARS Assets other than Permitted Encumbrances and those identified on Schedule 4.1.8 hereto.

                  6.2.5 ADVERTISING CONTRACTS. Enter into any Contracts other than in the ordinary and usual course of business and consistent with past practice.

                  6.2.6 BROADCAST OPERATIONS. Fail to take any reasonable actions necessary to maintain continuous broadcast operations of the Kansas City Stations from their main antennae.

                  6.2.7 DAMAGE TO ARS ASSETS. Fail to take any reasonable actions necessary to avoid the happening of or to cure the existence of any material damage to or impairment of any of the ARS Assets.

                  6.2.8 REQUIREMENTS OF LAW. Fail to operate the Kansas City Stations in conformity in all material respects with all of the applicable requirements of law and regulation.

                  6.2.9 JACOR AGREEMENT. Fail to comply with the terms of, waive any of their rights under or consent to any actions requiring their consent under the JACOR Purchase Agreement.

                  6.2.10 PERFORMANCE OF ARS COVENANTS. To the extent ARS and/or ARS License is obligated to perform any covenant in this Agreement (including but not limited to covenants contained in Sections 6.1 and 6.2 hereof) which, by its nature, must be performed by JACOR (as defined in the JACOR Agreement) as the owner of the Kansas City Stations, the parties acknowledge and agree that ARS and ARS License shall satisfy their obligation under any such covenant through enforcing their rights to the fullest extent permitted by the terms of the comparable covenant in the JACOR Agreement for the benefit of Entercom and ECI.

         6.3 AFFIRMATIVE COVENANTS OF ENTERCOM AND ECI. During the period from the date of this Agreement to the Closing Date (unless a different period is specified), Entercom and ECI shall:

                  6.3.1 CONDUCT OF BUSINESS. Unless ARS or ARS License shall otherwise agree in writing, conduct the business and operations of KLOU in the Ordinary Course of Business in accordance with sound and prudent operating practices and all requirements of law and regulation, except such requirements of law and regulation which would not have a material adverse effect on the business and operations of KLOU, and, to the extent consistent with the foregoing, in the same manner in which the same have heretofore been conducted with the intent of preserving the ongoing operations and business of KLOU.

                  6.3.2 ARS REVIEW; NOTIFICATION OF CERTAIN MATTERS. Cooperate with ARS in connection with its review, analysis and monitoring of the KLOU Assets and the operations of KLOU to the end that an efficient transfer of the KLOU Assets may be made at Closing and the business of KLOU may continue on an uninterrupted basis. In addition to providing information required hereunder or reasonably requested by the other parties hereto, Entercom and ECI agree promptly to notify the other parties hereto of any unusual problems or developments of which Entercom or ECI becomes aware with respect to the KLOU Assets or the business of KLOU.

                  6.3.3 MATERIAL OPERATIONAL CHANGES. Consult with ARS regarding any proposed material changes to the operation of KLOU (during any period that Entercom or its affiliates owns or operates KLOU), to insure the continued operation of KLOU as it is now operated and cooperate with ARS to insure a smooth transfer of ownership and continuity of operations at Closing.

                  6.3.4 ENVIRONMENTAL ASSESSMENT. Allow ARS to obtain, at its expense, Phase I Environmental Assessments of all or any of the KLOU Property it is acquiring hereunder and any real property used by KLOU in its operations or for which ARS could be held responsible under any Environmental Laws. Entercom shall afford ARS access to any

KLOU Property owned by Entercom or its affiliates in order to conduct such Phase I Environmental Assessments. In the event such Phase I Environmental Assessments disclose any conditions contrary to the representations and warranties contained in Section 4.2.20, or any potential that such conditions may exist, then ARS may conduct or have conducted at its expense additional testing to confirm or negate the existence of any such conditions. If any such Phase I Environmental Assessment or additional testing confirms the existence of any such conditions, Entercom will cause the conditions to be remedied to the extent required to comply with the representations and warranties set forth in Section 4.2.20 (without regard to any knowledge qualifier contained therein); provided, however, that such remedial action is not reasonably expected to cost in excess of $150,000. In the event that such remedial action is reasonably expected to cost in excess of $150,000, Entercom and ECI may elect not to take such remedial action, and notwithstanding any other provision of this Agreement, Entercom and ECI shall have no further liability to ARS and ARS License for any environmental condition to the extent such condition is disclosed on Schedule 4.2.20 or any Phase I Environmental Assessment or other testing conducted pursuant to this
Section 6.3.4. In such event, ARS and ARS License may require Entercom and ECI to proceed to Closing and ARS and ARS License shall receive a purchase price adjustment in the amount of $150,000. Alternatively, ARS and ARS License may terminate this Agreement and Entercom and ECI shall have no liability to ARS or ARS License as a result of such termination. Entercom has furnished to ARS copies of any environmental reports of which Entercom has knowledge of and were previously prepared for any of the KLOU Property.

                  6.3.5 KLOU EMPLOYEES. Cooperate with ARS in its efforts to employ after the Closing any of the current employees who are employed at KLOU, including without limitation, allowing ARS to meet privately with any such current employees. Entercom will not interfere with or attempt to undermine in any way, efforts of ARS to employ such employees after the Closing Date until ARS has affirmatively notified Entercom that it will not offer employment to any particular employee of KLOU.

                  6.3.6 TAXES. Pay and discharge all taxes due after Closing accrued or accruing with respect to periods ending on or before the Closing Date to the extent such taxes could result in a lien or otherwise interfere with the use or enjoyment of the KLOU Assets.

                  6.3.7 FINAL SCHEDULES. Within a period of thirty (30) days following the execution of this Agreement, use their best efforts to finalize all Schedules referred to in Section 4.2 and shall use their best efforts promptly to supplement or amend the schedules referred to herein with respect to any matter arising after the date of this Agreement that would have been required to make such schedules complete and accurate.

                  6.3.8 INTENTION TO EMPLOY. Notify ARS, at least eight (8) days prior to Closing as to which employees employed at the Kansas City Stations that Entercom intends to hire.



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



                  6.3.9 FINANCIAL INFORMATION. Entercom, ECI and their accountants shall cooperate with ARS in the provision of such financial information as Entercom or ECI possess to permit, to the extent reasonably possible, ARS's independent accountants to issue a report (which shall be unqualified as to the scope of the audit, access to the books and records and the cooperation of management) on the financial statements (consisting of a balance sheet for the fiscal year ended December 31, 1996 and statements of operations and cash flow for the one year period ended December 31, 1996) of KLOU. The parties acknowledge that Entercom and ECI recently acquired KLOU pursuant to the Westinghouse Agreement and as such have limited financial information with respect to KLOU's past operations. Entercom shall exercise what rights it may possess under the contract by which it acquired KLOU to obtain such other financial information as may be reasonably possible and which may assist ARS's independent accountants in issuing the report referenced in the first sentence of this Section 5.2.5.

         6.4 NEGATIVE COVENANTS OF ENTERCOM AND ECI. Unless ARS has given its consent in writing, which consent shall not be unreasonably withheld, Entercom and ECI shall not, directly or indirectly, during the period from the date hereof to the Closing Date:

                  6.4.1 KLOU LEASES AND CONTRACTS. Except as specifically provided in this Agreement, cancel, amend, modify adversely, assign, encumber or in any way discharge or terminate any of the KLOU Leases or KLOU Contracts.

                  6.4.2 AUTHORIZATIONS. By any act or omission, surrender, modify adversely, forfeit or fail to renew on regular terms any Authorizations for KLOU or take or omit any action which might result in the Commission instituting any proceedings for the revocation, suspension or modification of any such Authorizations.

                  6.4.3 DISPOSE OF ASSETS. Except in the Ordinary Course of Business, sell or dispose of any of the KLOU Assets; provided that any KLOU Assets so disposed of in the Ordinary Course of Business are replaced with assets of like kind, quality and quantity.

                  6.4.4 LIENS. Suffer or permit the creation of any mortgage, conditional sale agreement, security interest, lease, lien, hypothecation, pledge, encumbrance, restriction, liability, charge, claim or imperfection of title on or with respect to any of the KLOU Assets other than Permitted Encumbrances and those identified on Schedule 4.2.8 hereto.

                  6.4.5 ADVERTISING CONTRACTS. Enter into any Contracts other than in the ordinary and usual course of business and consistent with past practice.

                  6.4.6 BROADCAST OPERATIONS. Fail to take any reasonable actions necessary to maintain continuous broadcast operations of KLOU from its main antenna.

                  6.4.7 DAMAGE TO KLOU ASSETS. Fail to take any reasonable actions necessary to avoid the happening of or to cure the existence of any material damage to or impairment of any of the KLOU Assets.

                  6.4.8 REQUIREMENTS OF LAW. Fail to operate KLOU in conformity in all material respects with all of the applicable requirements of law and regulation.

         6.5 NO CONTROL. Nothing contained in this Agreement shall give to any other party any right to control the operations of the Station to be acquired by it prior to the Closing Date. Entercom and ECI acknowledge that ARS and ARS License have no rights in respect of the Kansas City Stations other than under the JACOR Agreement. Any advice, counsel or consent given under this Article VI will not mitigate, detract from or otherwise affect the representations, warranties or obligations under this Agreement and the consequences of the other party's acting on any such advice, counsel or consent will be solely such other party's responsibility.

                                   ARTICLE VII

                            ACTIONS PRIOR TO CLOSING


         7.1 APPLICATION TO COMMISSION. The parties hereby bind themselves to use all reasonable efforts, and to cooperate with each other (which shall include in the case of ARS and ARS License causing JACOR to cooperate), in seeking the consent and approval of the Commission to the assignment of the Authorizations; diligently and promptly to prepare, sign and file with the Commission within ten (10) business days from the date of this Agreement any and all applications requisite or desirable to procure such consents and approvals (the "Assignment Applications"); and diligently and promptly to prepare and submit to the Commission all information, data, exhibits, amendments, resolutions, statements and other material necessary or proper in connection with the Assignment Applications; and diligently to pursue the grant of a Final Order approving such Assignment Applications by the Commission. In the event JACOR shall fail to cooperate with Entercom and ECI to the extent required by this Section 7.1, ARS and ARS License shall independently take such actions necessary to prepare and file the requisite Assignment Applications and pursue the grant of a Final Order.

         7.2 HART-SCOTT-RODINO NOTIFICATION. As promptly as practicable and no later than seven (7) days after the date hereof, the parties hereto shall take all steps reasonably necessary to file and shall participate in the filing of all requisite documents and notifications required to be filed pursuant to the HSR Act. All filing fees in connection with such notifications shall be divided equally between ARS and Entercom. The parties agree diligently to take and fully cooperate in the taking of, all necessary and proper steps, and provide any additional information reasonably requested in order to obtain promptly the expiration of the waiting period under the HSR Act. ARS and ARS License may meet their obligations hereunder by causing JACOR to comply with the provisions of this Section 7.2. In the event that JACOR shall fail to cooperate with Entercom and ECI and take all steps necessary to ensure the requisite documents and notifications are filed pursuant to the HSR Act, ARS and ARS License shall independently take such action necessary to comply with the requirements of this provision.


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



         7.3 INSPECTION. During the period from the date of this Agreement to the Closing Date, each party shall, upon reasonable request, afford, or cause to be afforded, engineers, attorneys, accountants and other consultants and/or representatives of the party acquiring their current Stations free access in a reasonable manner during normal business hours to the employees, offices, studios, transmitter sites, equipment, records and other documents pertaining to such Stations and furnish or cause to be furnished such acquiring party with all information concerning such Station's affairs as such acquiring party may reasonably request, including but not limited to applications, responses to the Commission's questionnaires, and other documents filed with the Commission. For purposes of the foregoing, records shall include, without limitation, any sales, research, consulting and ratings reports relating to the Stations. During any period that a party does not own a Station, such party shall use its best efforts to afford the other party access to such Station to the extent contemplated by this Section 7.3. ARS and ARS License may meet their obligations hereunder by designating Entercom as their representative to act on behalf of ARS under the corresponding provision in the JACOR Agreement.

         7.4 CONFIDENTIALITY. Each party hereby covenants and agrees that in the event the transactions contemplated by this Agreement are not consummated for any reason whatsoever, they will, upon request, return to the other party within ten (10) days from the date of such request, all copies of all information designated at the time of delivery as confidential (other than one copy thereof which may remain with independent counsel for such party) and each party hereby covenants and agrees to use reasonable efforts to hold all such information (the "Confidential Information") in confidence and not to disclose, or cause any representative, agent or employee of such party to disclose to any third party any portion of the Confidential Information and not to use any portion of the Confidential Information for its own benefit. Nothing shall be deemed to be Confidential Information which: (i) is known to a party at the time of its disclosure by the disclosing party; (ii) becomes publicly known or available other than through disclosure by the disclosing party; (iii) is rightfully received by a party from a third party; or (iv) is independently developed by the party.

         7.5 EMPLOYEE DIVISION. The parties agree to cooperate in good faith to make an equitable and fair division among themselves of those employees with duties currently at both KUDL(FM) and KMXV(FM).

                                  ARTICLE VIII

                                     CLOSING


         8.1 CLOSING. Closing shall take place at the time and place agreed to by the parties hereto. In the absence of agreement thereon and except as modified elsewhere herein, the Closing shall take place at such location as the parties may agree at 10:00 a.m., on the date of closing under the JACOR Agreement provided that all of the conditions to Closing set forth in Article V hereof are satisfied or waived. If the parties fail to agree on the Closing Date or location, then Closing shall occur by mail on such tenth (10th) business day. The foregoing notwithstanding, Closing may be delayed as provided in Sections
8.6 and 9.4.6 hereof.

         8.2 PRORATIONS. Within ninety (90) days after Closing, an accounting for each Station shall be made as follows:

                  8.2.1 GENERALLY. All prepaid income, prepaid expenses, prepayments on any Contracts and Leases assumed, accrued income, property taxes and accrued expenses up to the Adjustment Time shall, except as otherwise expressly provided herein, be adjusted and allocated between the disposing party and the acquiring party to reflect the principle that all expenses and income rising from the operation of the Station up through the Adjustment Time shall be for the account of the disposing party, and all expenses and income arising from the operation of the Station after the Adjustment Time shall be for the account of the acquiring party. Any appropriate proration required to be made to Leases and Contracts shall also be reflected in such accounting. Any amount not paid when due shall bear interest at the rate of ten percent (10%) per annum.

                  8.2.2 CERTIFICATE OF PRORATIONS. As soon as practicable following the Closing Date, and in any event, within ninety (90) days thereafter, or at such other time as the parties agree, the acquiring party of each Station shall deliver to the disposing party the acquiring party's certificate, setting forth as of the Adjustment Time, all adjustments to be made as provided in Section 8.2.1 above as to the Station. The acquiring party shall provide the disposing party or its representatives access to copies of all books and records the disposing party may reasonably request for purposes of verifying such adjustments. The acquiring party's certificate shall be final and conclusive unless objected to by the disposing party in writing within thirty
(30) days after delivery. The acquiring and disposing party shall attempt jointly to reach agreement as to the amount of the adjustments to be made hereunder within sixty (60) days after receipt of such written objection, which agreement, if achieved, shall be binding upon all parties to this Agreement and not subject to dispute or review.

                  8.2.3 ARBITRATION. In the event of a disagreement between the acquiring and disposing parties with respect to the accounting to be made hereunder, the parties agree that Arthur Andersen, LLP shall be the final arbiter of such disagreement.

                  8.2.4 PAYMENTS.  Any amounts due for the adjustments  provided
for  herein   shall  be  paid  within  ten  (10)   business   days  after  final
determination.

                  8.2.5 JACOR PRORATIONS. ARS and Entercom shall jointly take such actions under Section 2.3(g) of the JACOR Agreement as are reasonably necessary to effect prorations with respect to the Kansas City Stations. To the extent proration procedures under the JACOR Agreement are different than those set forth herein, the procedures set forth in the JACOR Agreement shall control prorations with respect to the Kansas City Stations.



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



         8.3 CLOSING DELIVERIES TO ARS AND ARS LICENSE. At or before the Closing, Entercom and ECI shall deliver or cause to be delivered to ARS and ARS License the following items and documents in form reasonably satisfactory to counsel for ARS and ARS License and properly executed, unless ARS and ARS License shall waive in whole or in part in writing such delivery and then only to the extent of such waiver:

                  8.3.1 BILL OF SALE. Such Bills of Sale and assignments and other instruments of transfer and conveyance, transferring to ARS the KLOU Property to be sold, transferred or assigned hereunder and the rights and interests under the KLOU Leases and the KLOU Contracts being assigned to ARS hereunder.

                  8.3.2 AUTHORIZATION ASSIGNMENT. An assignment to ARS of all right, title and interest of ECI in and to the KLOU Authorizations.

                  8.3.3 POSSESSION. All keys to and actual possession of all of the KLOU Property, such KLOU Property in the same condition as the same now is, except for ordinary wear and tear thereof.

                  8.3.4 BOARD RESOLUTIONS. Certified copies of resolutions of the Board of Directors of Entercom (on its behalf and in its capacity as General Partner of ECI) duly authorizing the execution, delivery and performance of this Agreement and all documents to be executed and delivered by Entercom and ECI at the Closing and thereafter.

                  8.3.5 OFFICER'S CERTIFICATE. Certificates signed by an authorized officer of Entercom and ECI, to the effect that no act or omission of Entercom or ECI or state of facts contrary to the agreements, representations and warranties of such party contained herein has been taken or has occurred and that said representations and warranties to the extent they do not speak as of a specific time are true and correct as of the Closing Date with the same effect as if made as of the time of Closing and that all covenants and agreements contained herein of the party delivering the certificate have been complied with.

                  8.3.6 ASSUMPTION AGREEMENTS. One or more agreements whereby Entercom assumes and agrees to pay when due any liabilities of ARS or ARS License relating to the Kansas City Stations specifically assumed by Entercom and ECI hereunder, including without limitation, those liabilities accruing after the Adjustment Time with respect to those Kansas City Leases and Kansas City Contracts being assumed by Entercom hereunder.

                  8.3.7 REQUIRED CONSENTS. The Required Consents relating to the KLOU Leases and the KLOU Contracts.

                  8.3.8 UCC SEARCHES. Entercom shall deliver to ARS Uniform Commercial Code ("UCC") lien searches from the city of St. Louis, Missouri and relevant filing offices in the Missouri Secretary of State, each dated not more than thirty (30) days prior to the Closing Date and showing no UCC, judgment, tax or other lien filings against the KLOU Assets, other than (i) Permitted Encumbrances and (ii) security interests or other filings that will be released at the Closing. Entercom shall deliver evidence at Closing of the release of security interests or other filings to be released at the Closing.

                  8.3.9 OPINION OF COUNSEL. An opinion of (i) John C. Donlevie, Esq. Entercom's General Counsel and (ii) Latham & Watkins, Entercom's FCC counsel, in form and substance reasonably satisfactory to ARS.

         8.4 CLOSING DELIVERIES TO ENTERCOM AND ECI. At or before the Closing, ARS and ARS License shall deliver or cause to be delivered to Entercom and ECI the following items and documents in form reasonably satisfactory to counsel for Entercom and ECI and properly executed, unless Entercom or ECI shall waive in whole or in part in writing such delivery and then only to the extent of such waiver:

                  8.4.1 BILL OF SALE. Such Bills of Sale and assignments and other instruments of transfer and conveyance, transferring to Entercom the ARS Property to be sold, transferred or assigned hereunder and the rights and interests under the Kansas City Leases and Kansas City Contracts being assigned to Entercom hereunder.

                  8.4.2 AUTHORIZATION ASSIGNMENT. An assignment to ECI of all right, title and interest of JACOR in and to the Authorizations relating to the Kansas City Stations.

                  8.4.3 POSSESSION. All keys to and actual possession of all of the ARS Property, in the same condition as the same now is, except for ordinary wear and tear thereof.

                  8.4.4 BOARD RESOLUTIONS. Certified copies of resolutions of the Board of Directors of ARS and ARS License duly authorizing the execution, delivery and performance of this Agreement and all documents to be executed and delivered by ARS and ARS License at the Closing and thereafter.

                  8.4.5 OFFICER'S CERTIFICATES. Certificates signed by an authorized officer of ARS and ARS License to the effect that no act or omission of ARS or ARS License, or state of facts contrary to the agreements, representations and warranties of such party contained herein has been taken or has occurred and that said representations and warranties to the extent they do not speak as of a specific time are true and correct as of the Closing Date with the same effect as if made as of the time of Closing and that all covenants and agreements contained herein of the party delivering the certificate have been complied with.

                  8.4.6 ASSUMPTION AGREEMENTS. One or more agreements whereby ARS assumes and agrees to pay when due any liabilities of Entercom or ECI relating to KLOU specifically assumed by ARS and ARS License hereunder, including without limitation, those liabilities accruing after the Adjustment Time with respect to those KLOU Leases and KLOU Contracts being assumed by ARS or ARS License hereunder.

                  8.4.7 REQUIRED CONSENTS. The Required Consents relating to the Kansas City Leases and Kansas City Contracts.

                  8.4.8 UCC SEARCHES. ARS and ARS License shall deliver to Entercom UCC lien searches from Wyandotte County, Kansas and Jackson County, Missouri and the Missouri and Kansas Secretaries of State, each dated not more than thirty (30) days prior to the Closing Date and showing no UCC, judgment, tax or other lien filings against the ARS Assets, other than (i) Permitted Encumbrances and (ii) security interests or other filings that will be released at the Closing. ARS shall deliver evidence at Closing of the release of security interests or other filings to be released at the Closing.

                  8.4.9 CASH CONSIDERATION. ARS and ARS License shall deliver to
Entercom  and  ECI  the  ARS  Cash   Consideration   by  immediately   available
wire-transferred funds.

                  8.4.10 OPINION OF COUNSEL. An opinion of (i) Michael B. Milsom, Esq., ARS's General Counsel and (ii) Dow, Lohnes & Albertson, PLLC, ARS's FCC counsel, in form and substance reasonably satisfactory to Entercom.

                  8.4.11 RELIANCE ON JACOR. The parties acknowledge that ARS and/or ARS License may satisfy their obligations under this Section 8.4 to the extent that ARS and/or ARS License are entitled to receive from JACOR (as defined in the JACOR Agreement) any of the foregoing deliveries, by causing JACOR to make such deliveries directly to Entercom and ECI.

         8.5 COVENANTS OF FURTHER ASSURANCES. At and after the time of Closing, upon request, each party shall take such action and deliver to the other party such further instruments of assignment, conveyance or transfer or other documents of further assurance as may be reasonably necessary to evidence the full and effective transfer, conveyance and assignment of the Assets and possession thereof to the respective parties, their successors and assigns, and to assure complete performance of this Agreement in all respects.

         8.6 RISK OF LOSS; DAMAGE TO PROPERTY. The risk of loss or damage to any of the KLOU Assets prior to Closing shall be upon Entercom and ECI. The risk of loss or damage to any of the ARS Assets prior to Closing shall be upon ARS and ARS License. If, at the time of Closing, any tangible personal property to be sold hereunder that is necessary for the operations of any respective Station as it is conducted on the date of execution of this Agreement shall have suffered loss or damage to an extent that affects the value thereof and the party disposing such property hereunder shall not have repaired, replaced or restored same with property of like kind, quality and value, the party acquiring such property hereunder shall have the right at its election to (i) complete the purchase and Closing, in which event it shall be entitled to a payment equal to the greater of (a) the amount necessary to repair to its original condition or replace such property or restore such damaged property with property of like kind, quality and value or (b) the amount of any and all insurance proceeds available to the other party, if any, collectible by reason of such loss or damage, or (ii) postpone Closing until such time as the other party shall have so repaired, replaced or restored such property, provided that if such repair, replacement or restoration of such property is not completed within sixty (60) days after the date on which the loss or damage was suffered, then the acquiring party shall complete the purchase and Closing pursuant to (i) above.

         8.7 TAXES ON TRANSACTION. All sales, purchase, transfer, use or documentary taxes, if any, payable by reason of this Agreement or any of the transactions contemplated hereby or the sale, transfer or delivery of any of the Assets to a party hereunder whether or not imposed on such party, shall be paid and borne by the party transferring such Assets or causing such Assets to be transferred either by payment thereof or by reimbursement to one of the other parties.

                                   ARTICLE IX

                    TERMINATION, DEFAULT AND INDEMNIFICATION


         9.1 TERMINATION. This Agreement may be terminated by a party hereto not then in Default hereunder upon written notice to the other parties upon occurrence of any of the following:

                  9.1.1    By any of the parties hereto:

                    (i) if the Closing has not occurred by March 31, 1998 (the "Termination Date"); or

                    (ii) if the Commission denies or designates for hearing any of the Assignment Applications or any portion thereof by Final Order; or

                    (iii) if there is outstanding any final judgment, final decree or final order that would prevent or make unlawful the Closing; or

                    (iv)  if  the  JACOR   Closing  has  not   occurred  by  the
Termination Date other than due to a breach of the JACOR Agreement by either ARS or ARS License.

                  9.1.2 By ARS or ARS License if neither of them is then in Default, and if any of the conditions set forth in Section 5.2 of this Agreement are not waived by ARS or ARS License and such conditions shall not have been satisfied on or before the Closing Date or shall have become incapable of satisfaction.

                  9.1.3 By Entercom or ECI if neither of them is then in Default, and if any of the conditions set forth in Section 5.3 of this Agreement are not waived by Entercom or ECI and such conditions shall not have been satisfied on or before the Closing Date or shall have become incapable of satisfaction.

                  9.1.4    By written mutual consent of Entercom and ARS.

         9.2 EFFECT OF  TERMINATION.  The  termination of this  Agreement  under
Section 9.1 shall not relieve any party of any liability for breach of this Agreement prior to the date of termination.

         9.3 REMEDIES.

                  9.3.1 BREACH BY ENTERCOM OR ECI. Entercom and ECI recognize that, in the event of a Default by Entercom or ECI, monetary damages alone will not be adequate. Therefore, in the event of a Default by Entercom or ECI, unless ARS or ARS License is in Default, ARS or ARS License shall be entitled, in addition to indemnification pursuant to Section 9.4, and instead of their right to terminate this Agreement under Section 9.1 and obtain indemnification, to obtain specific performance of the terms of this Agreement. In any action to enforce specifically the performance of this Agreement under this Section 9.3.1, Entercom and ECI shall waive the defense that there is another adequate remedy at law or equity and agree that ARS and ARS License shall have the right to obtain specific performance of Entercom's and ECI's obligations under the terms of this Agreement without being required to prove actual damages, post bond or furnish other security.

                  9.3.2  BREACH  BY ARS OR ARS  LICENSE.  ARS  and  ARS  License
recognize that, in the event of a Default by ARS or ARS License, monetary damages alone will not be adequate. Therefore, in the event of a Default by ARS or ARS License, unless Entercom or ECI is in Default, Entercom and ECI shall be entitled, in addition to indemnification pursuant to Section 9.4, and instead of their right to terminate this Agreement under Section 9.1 and obtain indemnification, to obtain specific performance of the terms of this Agreement. In any action to enforce specifically the performance of this Agreement under this Section 9.3.2, ARS and ARS License shall waive the defense that there is another adequate remedy at law or equity and agree that Entercom and ECI shall have the right to obtain specific performance of ARS's or ARS License's obligations under the terms of this Agreement without being required to prove actual damages, post bond or furnish other security.

         9.4 INDEMNIFICATION.

                  9.4.1 BY ARS AND ARS LICENSE. ARS and ARS License shall indemnify, defend and hold Entercom and ECI and their officers, directors, partners, employees and affiliates harmless from, against and with respect to any and all loss, damage, claim, obligation, assessment, cost, liability, and expense (including, without limitation, reasonable attorney's fees and costs and expenses incurred in investigating, preparing, defending against or prosecuting any litigation or claim, action, suit, proceeding or demand) of any kind or character (a "Loss") incurred, suffered, sustained or required to be paid by any of them and resulting from, related to or arising out of:

                           (a)   any   breach   of   any   of   the   covenants,
                  representations or warranties made by ARS or ARS License in or pursuant to this Agreement or in any Collateral Document.

                           (b) any  failure by ARS or ARS  License to perform or
                  observe, or to have performed or observed, in full, any covenant, agreement or condition to be performed or observed by it pursuant to this Agreement or in any Collateral Document;

                           (c) any and all  obligations  of ARS or ARS  License,
                  except for obligations assumed or required to be assumed by Entercom or ECI under the terms of this Agreement; or

                           (d) ARS's or ARS License's  operation or ownership of
                  the ARS Assets prior to the Adjustment Time, including any and all obligations and liabilities arising under the Authorizations related to the Kansas City Stations, the Kansas City Contracts and the Kansas City Leases which accrue or relate to a period of time prior to the Adjustment Time; or

                           (e) all  Environmental  Liabilities and Costs related
                  to the Kansas City Stations; provided, however, that no indemnity is required hereunder in respect of those environmental conditions disclosed on Schedule 4.1.20 or in a Phase I Environmental Assessment or additional testing conducted pursuant to Section 6.1.4 hereof to the extent such conditions are so disclosed; or

                           (f) ARS's or ARS License's  operation or ownership of
                  the KLOU Assets after the Adjustment Time, including any and all liabilities arising under the KLOU Authorizations, the KLOU Contracts and/or the KLOU Leases, assumed by ARS or ARS License which accrue after the Adjustment Time or which relate to or arise out of events occurring after the Adjustment Time.

                  9.4.2 BY ENTERCOM AND ECI. Entercom and ECI shall indemnify, defend and hold ARS and ARS License and their officers, directors, partners, employees and affiliates harmless from, against and with respect to any and all items of Loss incurred, suffered, sustained or required to be paid by any of them and resulting from, related to or arising out of:

                           (a)   any   breach   of   any   of   the   covenants,
                  representations or warranties made by Entercom and ECI in or pursuant to this Agreement or any Collateral Document;

                           (b) any  failure  by  Entercom  or ECI to  perform or
                  observe, or to have performed or observed, in full, any covenant, agreement or condition to be performed or observed by it pursuant to this Agreement or any Collateral Document;

                           (c) any  and  all  obligations  of  Entercom  or ECI,
                  except for obligations assumed or required to be assumed by ARS or ARS License under the terms of this Agreement; or

                           (d) Entercom's or ECI's operation or ownership of the
                  KLOU Assets prior to the Adjustment Time, including any and all obligations and liabilities arising under the KLOU Authorizations, the KLOU Contracts and the KLOU Leases which accrue or relate to a period of time prior to the Adjustment Time; or

                           (e) all  Environmental  Liabilities and Costs related
                  to KLOU; provided, however, that no indemnity is required hereunder in respect of those environmental conditions disclosed on Schedule 4.2.20 or in a Phase I Environmental Assessment or additional testing conducted pursuant to Section
                  6.3.4 hereof to the extent such  conditions  are so disclosed;
                  or
                           (f) Entercom's or ECI's operation or ownership of the
                  ARS Assets after the Adjustment Time, including any and all liabilities arising under the Kansas City Authorizations, the Kansas City Contracts and/or Kansas City Leases, assumed by Entercom or ECI which accrue after the Adjustment Time or which relate to or arise out of events occurring after the Adjustment Time.

                  9.4.3 NOTICE AND PROCEDURE IN CONNECTION WITH THIRD PARTY CLAIMS. If any party has a claim for indemnification hereunder (such party, an "Indemnitee") arising out of any claim or liability which is asserted or threatened against it, or any action, suit or proceeding is commenced by any third party against any Indemnitee which might result in any indemnification obligations hereunder on behalf of any other party (such other party, an "Indemnitor"), such Indemnitee shall, within twenty (20) business days from the receipt of same, give written notice thereof to each such Indemnitor together with a brief statement of the basis of the claim and a copy of any complaint or other documents relating to such claim, provided, however, that failure to give such notice within such twenty (20) business day period shall not affect the liability of Indemnitor hereunder unless the failure to give such notice within such period materially and adversely affects Indemnitor's ability to defend against the claim giving rise to Indemnitee's claim for indemnification or to cure the default giving rise to such claim. Within twenty (20) days from receipt of such notice, the Indemnitor shall give the Indemnitee written notice as to whether the Indemnitor elects to contest any such claim or liability; provided, however, that during the interim, the Indemnitee shall be entitled to take reasonable action (which shall not include settlement) with respect to such claim which it deems necessary to protect against further damage or default with respect thereto. If an Indemnitor elects to contest any such claim or liability, it shall be at the cost and expense of the Indemnitor and using professionals chosen by the Indemnitor. The Indemnitee may participate in the defense of any claim or liability that an Indemnitor has elected to contest, but such participation shall be at its own expense. If the Indemnitor does not elect to assume control or otherwise participate in the defense of any third party claim, it shall be bound by the results obtained by the Indemnitee with respect to such claim.

                  9.4.4 EXCLUSIVITY. Except as provided in Section 9.1 concerning termination of this Agreement and Section 9.3 concerning the rights of the parties to specific performance, the right to indemnification hereunder shall be the exclusive post-closing remedy for all claims of damages of any party in connection with any breach by any other party of its representations, warranties or covenants.

                  9.4.5 LIMITATIONS. Any claim asserted for damages or indemnification hereunder must be submitted to the Indemnitor in writing within the time periods set forth in Section 11.3 of this Agreement and any such claim not so asserted shall be waived and barred. No party shall be entitled to indemnification hereunder unless the aggregate amount of its claims for indemnification exceeds $75,000, in which event such party shall be indemnified for the entire amount owed. This amount shall have no bearing on any determination as to what constitutes "material" for purposes of this Agreement.

                  9.4.6  POSTPONEMENT  OF  CLOSING.  Except as set forth in this
Article IX, no party shall have the right to terminate this Agreement or fail to close under this Agreement. In the event that any of the covenants, representations or warranties of a party have not been satisfied or have been breached and such covenant is capable of being satisfied or breach is capable of being cured within a reasonable time (not to exceed six (6) months) then the other non-defaulting parties affected thereby may by agreement of all non-defaulting parties elect to postpone Closing until such covenant has been satisfied or such breach has been cured for a period not to exceed six (6) months (the "Postponement Period"). In the alternative, such parties may, subject to Sections 8.1 and 8.6 hereof, consummate the Closing without postponement and seek indemnification under this Article IX. In the event such covenant has not been satisfied or such breach not cured at the end of the Postponement Period the parties shall be required to consummate the Closing hereunder and the non-defaulting parties shall be entitled to indemnification under this Article IX.

                                    ARTICLE X

                                 ASSET EXCHANGE


         10.1 INTENT. It is the intent of the parties that the exchange of the KLOU Assets for the ARS Assets and the ARS Cash Consideration will qualify to the maximum extent possible as like-kind exchanges pursuant to Section 1031 of the Code. It is the intent of the parties that the relinquishment by ARS and ARS License of the Relinquished Stations under the JACOR Agreement and the acquisition of the KLOU Assets under this Agreement will qualify to the maximum extent possible as like-kind exchanges pursuant to Section 1031 of the Code.

         10.2 ARS AND ARS LICENSE SECTION 1031 ASSET EXCHANGE. ARS and ARS License desire to effect the transfer and conveyance of the ARS Assets as part of an exchange under Section 1031 of the Code. In order to effect the like-kind exchange, ARS hereby gives notice to Entercom and ECI of its intention to effect the like-kind exchange through the use of a "qualified intermediary" as defined in Treas. Reg. ss. 1.1031(k)-1(g)(4). ARS and ARS License may at any time at or prior to Closing assign their rights under this Agreement to a "qualified intermediary" subject to all of Entercom's and ECI's rights and obligations hereunder, and shall promptly provide written notice of such assignment to all parties hereto. Entercom and ECI shall cooperate with all reasonable requests of ARS and ARS License and the "qualified intermediary" in arranging and effecting the deferred like-kind exchange as one which qualifies under Section 1031 of the Code. Without limiting the generality of the foregoing, Entercom and ECI shall promptly acknowledge in writing the notification by ARS and ARS License of the assignment to the "qualified intermediary" of their rights hereunder. To the extent ARS and/or ARS License assign their rights under either or both of this Agreement and the JACOR Agreement (to the extent such rights under the JACOR Agreement pertain to the Kansas City Stations) to a "qualified intermediary," ARS and/or ARS License, as the case may be, shall cause the "qualified intermediary" (i) to exercise such rights for the benefit of Entercom and ECI, and (ii) immediately upon closing of the acquisition of the Kansas City Stations by Entercom and ECI, to assign such rights to Entercom and ECI to the extent permitted by the JACOR Agreement; provided however, that if such assignment is prohibited by the JACOR Agreement, ARS and ARS License shall cause such rights to be enforced to the fullest extent permitted by the terms thereof for the benefit of Entercom and ECI.

         10.3 ENTERCOM AND ECI SECTION 1031 ASSET EXCHANGE. Entercom and ECI may elect to effect the transfer and conveyance of that portion of the KLOU Assets properly allocable to the ARS Cash Consideration as part of an exchange under
Section 1031 of the Code. If Entercom and ECI so elect, each of Entercom and ECI
(i) may at any time at or prior to Closing assign its rights with respect to the Cash Consideration under this Agreement to a "qualified intermediary" (as defined in Treas. Reg. ss. 1.1031(k)-1(g)(4)), subject to all of the rights and obligations of ARS and ARS License hereunder and (ii) shall promptly provide written notice of such assignment to all parties hereto. ARS and ARS License shall cooperate with all reasonable requests of Entercom and ECI and the "qualified intermediary" in arranging and effecting the exchange as one which qualifies under Section 1031 of the Code. Without limiting the generality of the foregoing, ARS and ARS License shall (i) promptly provide Entercom and ECI with written acknowledgment of such notice and (ii) at Closing, pay the ARS Cash Consideration to the "qualified intermediary" rather than to Entercom and ECI (which payment shall discharge the obligation of ARS and ARS License to make payment of the ARS Cash Considerations hereunder).

         10.4 ADVISORS. Notwithstanding the provisions of this Article X, the parties to this Agreement will rely solely on their own advisors in determining the tax consequences of the transactions contemplated by this Agreement and each party is not relying, and will not rely, on any representations or assurances of any other party regarding such consequences other than the representations, warranties, covenants and agreements set forth in writing in this Agreement or furnished pursuant to the provisions hereof. Notwithstanding anything in this Agreement to the contrary, the obligations of the parties set forth in this
Article X shall survive the Closing.

                                   ARTICLE XI

                               GENERAL PROVISIONS


         11.1 EXPENSES OF THE PARTIES. Except as otherwise specifically provided herein, all expenses involved in the preparation, authorization and consummation of this Agreement including, without limitation, all fees and expenses of agents, representatives, counsel and accountants in connection therewith and in connection with applications to the Commission hereunder, shall be borne solely by the party who shall have incurred the same, and the other party shall have no liability in respect thereof. The foregoing notwithstanding, the parties agree that any filing fees of the Commission relating to the filing of the Assignment Applications shall be divided equally between the assignor and the assignee under each respective Assignment Application.

         11.2 BROKERS. Each party hereto represents and warrants to the other parties hereto that it has not incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents commissions or other like payment in connection with this Agreement or the transactions contemplated hereby for which the other parties will have any liability, and each party hereto agrees to indemnify and hold the other parties hereto harmless against and in respect to any such obligation or liability based in any way on any agreement, arrangement or understanding claimed to have been made by such party with any third party.

         11.3     SURVIVAL OF COVENANTS, REPRESENTATIONS AND WARRANTIES.
The provisions hereof which by their terms are to be performed and observed after the Closing Date and the several representations, warranties, indemnities and agreements of the parties herein contained shall survive the Closing Date hereunder for a period of two (2) years and shall remain effective and unaltered or unimpaired for such period by any investigation that may have been or may be made at any time prior to Closing by or on behalf of any party except that the representations concerning title, ERISA, environmental matters and taxes contained in Sections 4.1.8, 4.1.17, 4.1.20, 4.1.24, 4.2.8, 4.2.17, 4.2.20 and
4.2.24 and the provisions of Sections 9.4.1(e) and 9.4.2(e) shall survive until ninety (90) days after the expiration of the applicable statutes of limitation, and the provisions of Sections 2.2 and Article X shall survive the Closing without limitation.

         11.4 CONFIDENTIALITY. Each party agrees that, until such time as this Agreement is made public by filing with the Commission, it will not disclose to any third party the fact of or content of this Agreement or the possible exchange of the radio stations involved without the express prior consent of the other parties. No public announcement (including an announcement to employees) or press release concerning the transactions provided for herein shall be made by any party without the prior written approval of the other parties, except as provided or required by law which consent shall not be unreasonably withheld, or delayed or conditioned. Notwithstanding anything to the contrary herein, each party and such party's Affiliates shall, in accordance with their respective legal obligations, including but not limited to filings permitted or required by the federal securities laws, the New York Stock Exchange, the NASDAQ National Market and other similar regulatory bodies, make (a) such press releases and other public statements and announcements as such party or its Affiliates deem necessary and appropriate to meet its legal disclosure requirements in connection with this Agreement and the transactions contemplated hereby, and (b) any and all statements such party deems in its sole judgment to be appropriate in any and all regulatory filings, prospectuses and other similar documents. To the extent practicable, the party proposing to make such press release or public statement will consult in advance with the other regarding the nature, extent and form of such press release or public statement.

         11.5 AMENDMENT AND WAIVER. This Agreement cannot be changed or terminated orally. Any amendment or modification hereof must be in writing signed by the party against whom enforcement is sought. No waiver of compliance with any provision or condition hereof, and no consent provided for herein, shall be effective unless evidenced by an instrument in writing duly executed by the party sought to be charged with such waiver or consent.

         11.6 EFFECT OF THIS AGREEMENT. This Agreement sets forth the entire understanding of the parties and supersedes any and all prior written or oral agreements, arrangements or understandings relating to the subject matter hereof. No representation, promise, inducement or statement of intention has been made by either party which is not embodied in the above-referenced agreements, and neither party shall be bound by, or be liable for, any alleged representation, promise, inducement or statement of intention not embodied herein unless same shall have been made subsequent hereto, shall be in writing and shall be signed by the party to be charged therewith. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

         11.7 TERMS GENERALLY. (a) Words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other genders as the context requires, (b) the terms "hereof," "herein," and "herewith" or words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all Schedules hereto) and not to any particular provision of this Agreement, and Article, Section, Paragraph and Schedule references shall be construed to refer to the Articles, Sections, Paragraphs and Schedules to this Agreement unless otherwise specified, and (c) the word "or" shall not be exclusive.

         11.8 HEADINGS. The article or section headings of this Agreement are for convenience of reference only and do not form a part of and do not in any way modify, interpret or construe the intention of the parties.

         11.9 COUNTERPARTS. This Agreement may be executed in one or more counterparts and all such counterparts shall be construed as one and the same instrument. Executed documents transmitted by telecopier shall be valid and binding.

         11.10 GOVERNING LAW. The construction and performance of this Agreement shall be governed by the laws of New York without reference to its conflict of law rules.

         11.11 BULK SALES LAWS. Each party hereto waives compliance by the other parties hereto with the provisions of the "bulk sales" or similar laws of any state. Each party agrees to indemnify the other parties hereto and hold them harmless from any and all loss, cost, damages and expenses (including but not limited to reasonable attorney's fees) sustained by the indemnified parties as a result of any failure of the indemnifying party to comply with any "bulk sales" or similar laws.

         11.12 ASSIGNMENT. Except as otherwise provided herein, this Agreement and the rights and obligations hereunder may not be assigned by any party hereto without the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld. Any party may assign all or any part of this Agreement or the rights and obligations hereunder to an Affiliate, provided that such assignment shall not relieve such party of its obligations hereunder.

         11.13 NOTICES. Any notice, report, demand, waiver or consent required or permitted hereunder shall be in writing and shall be given by hand delivery, by prepaid registered or certified mail, with return receipt requested, by an established national overnight courier providing proof of delivery for next business day delivery or by telecopy addressed as follows:
If to ARS or ARS License:


                           116 Huntington Avenue
                           Boston, Massachusetts 02116
                           Attention:  Steven B. Dodge, President
                           Telecopier Number:  (617) 375-7575
with a copy to:
                           Sullivan & Worcester LLP
                           One Post Office Square
                           Boston, Massachusetts 02109
                           Attention:  Norman A. Bikales, Esq.
                           Telecopier Number:  (617) 338-2380

                           Dow, Lohnes & Albertson, PLLC
                           1220 New Hampshire Avenue, N.W.
                           Suite 800
                           Washington, D.C. 20036-6802
                           Attention:  John Pomeroy, Esq.
                           Telecopier Number:  (202) 776-2222

If to Entercom or ECI:
                           Entertainment Communications, Inc.
                           401 City Avenue, Suite 409
                           Bala Cynwyd, PA 19004
                           Attention:  Joseph M. Field, President
                           Telecopier Number:  (610) 660-5641

with a copy to:
                           Joseph D. Sullivan, Esq.
                           Latham & Watkins
                           1001 Pennsylvania Avenue, N.W.
                           Suite 1300
                           Washington, D.C. 20004
                           Telecopier Number: (202) 637-2201


                  The date of any such notice and service thereof shall be deemed to be: (i) the day of delivery if hand delivered or delivered by overnight courier; (ii) the day of delivery as indicated on the return receipt if dispatched by mail, or (iii) the date of telecopy transmission as indicated on the telecopier transmission report provided that any telecopy transmission shall not be effective unless a paper copy is sent by overnight courier on the date of the telecopy transmission. Either party may change its address for the purpose of notice by giving notice of such change in accordance with the provisions of this Section.

         11.14 NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement, whether expressed or implied, is intended to: (i) confer any rights or remedies on any person other than the parties hereto and any successors or permitted assigns;
(ii) relieve or discharge  the  obligation  or liability of any third party;  or
(iii) give any third party any right of subrogation or action against any of the parties hereto.

                      [THIS SPACE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized corporate officers and their respective corporate seals thereunto affixed on this the date first written above.

                                     AMERICAN RADIO SYSTEMS CORPORATION


                                     By:
                                        Name:
                                        Title:


                                     AMERICAN RADIO SYSTEMS LICENSE CORP.


                                     By:
                                        Name:
                                        Title:


                                    ENTERTAINMENT COMMUNICATIONS, INC.


                                     By:
                                        Name:
                                        Title:


                                     ECI LICENSE COMPANY L.P.


                                     By:  Entertainment Communications, Inc.,
                                          Its General Partner



                                     By:
                                        Name:
                                        Title:

                                    Schedules


Schedule 4.1.4
                           Kansas City Property
Schedule 4.1.5
                           Kansas City Leases
Schedule 4.1.6
                           Kansas City Contracts
Schedule 4.1.7             Intellectual Property
Schedule 4.1.8             Title to ARS Property (Permitted Encumbrances)
Schedule 4.1.10            ARS Authorizations
Schedule 4.1.11            Permits and Licenses
Schedule 4.1.12            ARS Compliance with Laws
Schedule 4.1.13            ARS Litigation and Claims
Schedule 4.1.14            ARS Labor Relations
Schedule 4.1.15            ARS Employment Contracts
Schedule 4.1.17            ARS Employee Plans
Schedule 4.1.19            Trade and Barter
Schedule 4.1.20            ARS Environmental Matters
Schedule 4.1.21            ARS Financial Information
Schedule 4.1.23            Kansas City Real Property
Schedule 4.2.4             KLOU Property
Schedule 4.2.5             KLOU Leases
Schedule 4.2.6             KLOU Contracts
Schedule 4.2.7             KLOU Intellectual Property
Schedule 4.2.8             KLOU Title to Property (Permitted Encumbrances)
Schedule 4.2.9             Defaults
Schedule 4.2.10            KLOU Authorizations
Schedule 4.2.12            Entercom Compliance with Laws
Schedule 4.2.13            Entercom Litigation and Claims
Schedule 4.2.14            Labor Relations
Schedule 4.2.15            KLOU Employment Contracts
Schedule 4.2.17            KLOU Employee Plans
Schedule 4.2.19            Trade or Barter Contracts
Schedule 4.2.20            KLOU Environmental Disclosure
Schedule 4.2.21            KLOU Financial Information
Schedule 4.2.23            Real Property




                                TABLE OF CONTENTS


                                                                          Page


RECITALS..................................................................  1

AGREEMENT.................................................................  2


                                    ARTICLE I
DEFINITIONS...............................................................  3


                                   ARTICLE II
ASSET EXCHANGE............................................................ 10
        2.1     TRANSFER OF ASSETS........................................ 10
        2.2     ALLOCATION OF VALUES...................................... 10
        2.3     NON-ASSIGNABLE CONTRACTS.................................. 12


                                   ARTICLE III
LIABILITIES............................................................... 12
        3.1     ASSUMPTION OF LIABILITIES BY ARS AND ARS LICENSE.......... 12
        3.2     ASSUMPTION OF LIABILITIES BY ENTERCOM AND ECI............. 13
        3.3     ASSUMPTION OF EMPLOYEE OBLIGATIONS........................ 14
        3.4     OTHER LIABILITIES......................................... 15
        3.5     LIMITATION................................................ 15


                                   ARTICLE IV
REPRESENTATIONS AND WARRANTIES............................................ 15
        4.1     BY ARS AND ARS LICENSE.................................... 15
                4.1.1        CORPORATE STANDING........................... 15
                4.1.2        AUTHORIZATION OF AGREEMENT; NO BREACH........ 16
                4.1.3        QUALIFICATION................................ 16
                4.1.4        ARS PROPERTY................................. 16
                4.1.5        KANSAS CITY LEASES........................... 17
                4.1.6        KANSAS CITY CONTRACTS........................ 17
                4.1.7        INTELLECTUAL PROPERTY........................ 17
                4.1.8        TITLE TO PROPERTY............................ 17
                4.1.9        NO DEFAULTS.................................. 18
                4.1.10       AUTHORIZATIONS AND APPLICATIONS.............. 18
                4.1.11       PERMITS AND LICENSES......................... 20

                                        i





                4.1.12       COMPLIANCE WITH LAWS......................... 20
                4.1.13       LITIGATION AND CLAIMS........................ 20
                4.1.14       LABOR RELATIONS.............................. 21
                4.1.15       EMPLOYMENT CONTRACTS......................... 22
                4.1.16       DAMAGE TO ASSETS............................. 22
                4.1.17       EMPLOYEE BENEFIT AND RETIREMENT PLANS........ 22
                4.1.18       EMPLOYEES.................................... 23
                4.1.19       TRADE OR BARTER.............................. 23
                4.1.20       ENVIRONMENTAL COMPLIANCE,POLYCHLORINATED
                             BIPHENYLS, ASBESTOS AND OTHER TOXIC
                             OR HAZARDOUS SUBSTANCES...................... 23
                4.1.21       FINANCIAL AND OTHER INFORMATION.............. 24
                4.1.22       CONDITION OF EQUIPMENT....................... 24
                4.1.23       REAL PROPERTY................................ 25
                4.1.24       NO MATERIAL ADVERSE CONDITION................ 26
                4.1.25       PAYMENT OF TAXES............................. 26
                4.1.26       REQUIRED CONSENTS............................ 27
                4.1.27       MATERIAL STATEMENTS AND OMISSIONS;
                             ABSENCE OF EVENTS............................ 27
        4.2     BY ENTERCOM AND ECI....................................... 27
                4.2.1        CORPORATE STANDING........................... 27
                4.2.2        AUTHORIZATION OF AGREEMENT; NO BREACH........ 28
                4.2.3        QUALIFICATION................................ 28
                4.2.4        KLOU PROPERTY................................ 29
                4.2.5        KLOU LEASES.................................. 29
                4.2.6        KLOU CONTRACTS............................... 29
                4.2.7        INTELLECTUAL PROPERTY........................ 29
                4.2.8        TITLE TO PROPERTY............................ 29
                4.2.9        NO DEFAULTS.................................. 30
                4.2.10       AUTHORIZATIONS AND APPLICATIONS.............. 30
                4.2.11       PERMITS AND LICENSES......................... 31
                4.2.12       COMPLIANCE WITH LAWS......................... 31
                4.2.13       LITIGATION AND CLAIMS........................ 32
                4.2.14       LABOR RELATIONS.............................. 32
                4.2.15       EMPLOYMENT CONTRACTS......................... 33
                4.2.16       DAMAGE TO ASSETS............................. 33
                4.2.17       EMPLOYEE BENEFIT AND RETIREMENT PLANS........ 33
                4.2.18       EMPLOYEES.................................... 34

                                       ii



                                                                         Page


                4.2.19       TRADE OR BARTER.............................. 34
                4.2.20       ENVIRONMENTAL COMPLIANCE,  POLYCHLORINATED
                             BIPHENYLS, ASBESTOS AND OTHER TOXIC
                             OR HAZARDOUS SUBSTANCES...................... 34
                4.2.21       FINANCIAL AND OTHER INFORMATION.............. 35
                4.2.22       CONDITION OF EQUIPMENT....................... 35
                4.2.23       REAL PROPERTY................................ 36
                4.2.24       NO MATERIAL ADVERSE CONDITION................ 37
                4.2.25       PAYMENT OF TAXES............................. 37
                4.2.26       REQUIRED CONSENTS............................ 37


                                    ARTICLE V
CONDITIONS................................................................ 38
        5.1     COMMISSION CONSENT AND APPROVAL AND HSR ACT

                WAITING PERIOD............................................ 38
        5.2     CONDITIONS OF ARS AND ARS LICENSE......................... 39
        5.3     CONDITIONS OF ENTERCOM AND ECI............................ 40


                                   ARTICLE VI
COVENANTS AND OPERATIONS PRIOR TO CLOSING................................. 41
        6.1     AFFIRMATIVE COVENANTS OF ARS and ARS LICENSE.............. 41
                6.1.1        CONDUCT OF BUSINESS.......................... 41
                6.1.2        ENTERCOM CONSENT AND REVIEW; NOTIFICATION OF
                             CERTAIN MATTERS.............................. 41
                6.1.3        MATERIAL OPERATIONAL CHANGES................. 42
                6.1.4        ENVIRONMENTAL ASSESSMENT..................... 42
                6.1.5        ARS STATION EMPLOYEES........................ 43
                6.1.6        TITLE REPORTS................................ 44
                6.1.7        TAXES........................................ 45
                6.1.8        SCHEDULES.................................... 45
                6.1.9        INTENTION TO EMPLOY.......................... 46
                6.1.10       BEST EFFORTS TO CLOSE JACOR AGREEMENT;
                             ENFORCEMENT OF RIGHTS........................ 46

                                       iii



                                                                          Page


                6.1.11       JACOR AGREEMENT NOTIFICATIONS................ 46
        6.2     NEGATIVE COVENANTS OF ARS AND ARS LICENSE................. 47
                6.2.1        KANSAS CITY LEASES AND CONTRACTS............. 47
                6.2.2        AUTHORIZATIONS............................... 47
                6.2.3        DISPOSE OF ASSETS............................ 47
                6.2.4        LIENS........................................ 47
                6.2.5        ADVERTISING CONTRACTS........................ 47
                6.2.6        BROADCAST OPERATIONS......................... 48
                6.2.7        DAMAGE TO ARS ASSETS......................... 48
                6.2.8        REQUIREMENTS OF LAW.......................... 48
                6.2.9        JACOR AGREEMENT.............................. 48
                6.2.10       PERFORMANCE OF ARS COVENANTS................. 48
        6.3     AFFIRMATIVE COVENANTS OF ENTERCOM AND ECI................. 49
                6.3.1        CONDUCT OF BUSINESS.......................... 49
                6.3.2        ARS REVIEW; NOTIFICATION OF CERTAIN MATTERS
                 ......................................................... 49
                6.3.3        MATERIAL OPERATIONAL CHANGES................. 49
                6.3.4        ENVIRONMENTAL ASSESSMENT..................... 50
                6.3.5        KLOU EMPLOYEES............................... 51
                6.3.6        TAXES........................................ 51
                6.3.7        FINAL SCHEDULES.............................. 51
                6.3.8        INTENTION TO EMPLOY.......................... 51
        6.4     NEGATIVE COVENANTS OF ENTERCOM AND ECI.................... 52
                6.4.1        KLOU LEASES AND CONTRACTS.................... 52
                6.4.2        AUTHORIZATIONS............................... 52
                6.4.3        DISPOSE OF ASSETS............................ 53
                6.4.4        LIENS........................................ 53
                6.4.5        ADVERTISING CONTRACTS........................ 53
                6.4.6        BROADCAST OPERATIONS......................... 53
                6.4.7        DAMAGE TO KLOU ASSETS........................ 53
                6.4.8        REQUIREMENTS OF LAW.......................... 53
        6.5     NO CONTROL................................................ 53


                                   ARTICLE VII
ACTIONS PRIOR TO CLOSING.................................................. 54
        7.1     APPLICATION TO COMMISSION................................. 54
        7.2     HART-SCOTT-RODINO NOTIFICATION............................ 54
        7.3     INSPECTION................................................ 55
        7.4     CONFIDENTIALITY........................................... 56
        7.5     EMPLOYEE DIVISION......................................... 56


                                       iv



                                                                          Page


                                  ARTICLE VIII
CLOSING................................................................... 56
        8.1     CLOSING................................................... 56
        8.2     PRORATIONS................................................ 57
                8.2.1        GENERALLY.................................... 57
                8.2.2        CERTIFICATE OF PRORATIONS.................... 57
                8.2.3        ARBITRATION.................................. 58
                8.2.4        PAYMENTS..................................... 58
                8.2.5        JACOR PRORATIONS............................. 58
        8.3     CLOSING DELIVERIES TO ARS AND ARS LICENSE................. 58
                8.3.1        BILL OF SALE................................. 58
                8.3.2        AUTHORIZATION ASSIGNMENT..................... 59
                8.3.3        POSSESSION................................... 59
                8.3.4        BOARD RESOLUTIONS............................ 59
                8.3.5        OFFICER'S CERTIFICATE........................ 59
                8.3.6        ASSUMPTION AGREEMENTS........................ 59
                8.3.7        REQUIRED CONSENTS............................ 60
                8.3.8        UCC SEARCHES................................. 60
                8.3.9        OPINION OF COUNSEL........................... 60
        8.4     CLOSING DELIVERIES TO ENTERCOM AND ECI.................... 60
                8.4.1        BILL OF SALE................................. 60
                8.4.2        AUTHORIZATION ASSIGNMENT..................... 61
                8.4.3        POSSESSION................................... 61
                8.4.4        BOARD RESOLUTIONS............................ 61
                8.4.5        OFFICER'S CERTIFICATES....................... 61
                8.4.6        ASSUMPTION AGREEMENTS........................ 61
                8.4.7        REQUIRED CONSENTS............................ 62
                8.4.8        UCC SEARCHES................................. 62
                8.4.9        CASH CONSIDERATION........................... 62
                8.4.10       OPINION OF COUNSEL........................... 62
                8.4.11       RELIANCE ON JACOR............................ 62
        8.5     COVENANTS OF FURTHER ASSURANCES........................... 62
        8.6     RISK OF LOSS; DAMAGE TO PROPERTY.......................... 63
        8.7     TAXES ON TRANSACTION...................................... 63


                                   ARTICLE IX
TERMINATION, DEFAULT AND INDEMNIFICATION.................................. 64
        9.1     TERMINATION............................................... 64
        9.2     EFFECT OF TERMINATION..................................... 65
        9.3     REMEDIES.................................................. 65
                9.3.1        BREACH BY ENTERCOM OR ECI.................... 65

                                        v



                                                                          Page

                9.3.2        BREACH BY ARS OR ARS LICENSE................. 65
        9.4     INDEMNIFICATION........................................... 66
                9.4.1        BY ARS AND ARS LICENSE....................... 66
                9.4.2        BY ENTERCOM AND ECI.......................... 68
                9.4.3        NOTICE AND PROCEDURE IN CONNECTION

                             WITH THIRD PARTY CLAIMS...................... 69
                9.4.4        EXCLUSIVITY.................................. 70
                9.4.5        LIMITATIONS.................................. 70
                9.4.6        POSTPONEMENT OF CLOSING...................... 70


                                    ARTICLE X
ASSET EXCHANGE............................................................ 71
        10.1    INTENT.................................................... 71
        10.2    ARS AND ARS LICENSE SECTION 1031 ASSET EXCHANGE........... 71
        10.3    ENTERCOM AND ECI SECTION 1031 ASSET EXCHANGE.............. 72
        10.4    ADVISORS.................................................. 73


                                   ARTICLE XI
GENERAL PROVISIONS........................................................ 74
        11.1    EXPENSES OF THE PARTIES................................... 74
        11.2    BROKERS................................................... 74
        11.3    SURVIVAL OF COVENANTS, REPRESENTATIONS AND
        WARRANTIES........................................................ 74
        11.4    CONFIDENTIALITY........................................... 75
        11.5    AMENDMENT AND WAIVER...................................... 76
        11.6    EFFECT OF THIS AGREEMENT.................................. 76
        11.7    TERMS GENERALLY........................................... 76
        11.8    HEADINGS.................................................. 77
        11.9    COUNTERPARTS.............................................. 77
        11.10   GOVERNING LAW............................................. 77
        11.11   BULK SALES LAWS........................................... 77
        11.12   ASSIGNMENT................................................ 77
        11.13   NOTICES................................................... 78
        11.14   NO THIRD PARTY BENEFICIARIES.............................. 79


                                       vi